Exhibit 2.2

CONFORMED COPY

Dated 7 August 2003

MILLICOM TELECOMMUNICATIONS S.A.

and

MILLICOM INTERNATIONAL CELLULAR S.A.

and

DEUTSCHE TRUSTEE COMPANY LIMITED

TRUST DEED

constituting
SEK 2,555,994,000 5.00 per cent.
Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006
guaranteed by Millicom International Cellular S.A.
and exchangeable into Series B Shares of Tele2 AB (publ)

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TABLE OF CONTENTS

1	Interpretation

2	Amount of the Notes and Covenant of Compliance

3	Form of the Notes

4	Security

5	Stamp Duties

6	Guarantee and Indemnity

7	Application of Moneys Received by the Trustee

8	Covenant to Comply with Provisions

9	Exchange

10	Covenants relating to Exchange Rights and Mandatory Exchange

11	General Covenants

12	Remuneration and Indemnification of the Trustee

13	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

14	Trustee Liable for Negligence

15	Waiver and Proof of Default

16	Trustee not Precluded from Entering into Contracts

17	Modification and Substitution

18	Appointment, Retirement and Removal of the Trustee

19	Currency Indemnity

20	Notes held in Clearing Systems and Couponholders

21	Communications

22	Counterparts

23	Governing Law and Jurisdiction

Schedule 1 Form of Definitive Note

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Schedule 2 Part 1 Form of Temporary Global Note

Schedule 2 Part 2 Form of Global Note

Schedule 3 Provisions for Meetings of Noteholders

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This Trust Deed is made on 7 August 2003 between:

(1)          MILLICOM TELECOMMUNICATIONS S.A., a limited company incorporated in the Grand Duchy of Luxembourg, registered with the Register of Commerce and Companies in Luxembourg under registration number B 64899 and whose registered office is at 75, route de Longwy, L-8080 Bertrange (the “Issuer”);

(2)          MILLICOM INTERNATIONAL CELLULAR S.A., a public limited company incorporated in the Grand Duchy of Luxembourg, registered with the Register of Commerce and Companies in Luxembourg under registration number B 40630 and whose registered office is at 75, route de Longwy, L-8080 Bertrange (the “Guarantor”); and

(3)          DEUTSCHE TRUSTEE COMPANY LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).

Background:

(A)         The Issuer has authorised the issue of SEK 2,555,994,000 5.00 per cent. Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006 to be constituted by this Trust Deed (as described below) and the Guarantor has authorised the giving of a guarantee in respect of such Notes.

(B)          The Notes are exchangeable into the Exchange Property which initially comprises 8,968,400 Series B shares in Tele2 AB (publ).

(C)          The Issuer has agreed to charge the Charged Property in favour of the Trustee for the benefit of the holders from time to time of the Notes in order to secure the Issuer’s obligations in respect of the Exchange Rights, the redemption of the Notes and delivery of the Exchange Property and in respect of the Additional Interest Amounts.

(D)         The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1             Interpretation

1.1         Definitions: Expressions defined in the Conditions, unless otherwise defined in the main body of this Trust Deed, have the meanings given to them in the Conditions. In addition, the following terms and expressions have the following meanings:

“affiliate” means any Subsidiary of any holding company of any entity;

“Agency Agreement” means the agreement referred to as such in the Conditions, as amended from time to time, and includes any other agreements approved in writing by the Trustee appointing Successor Paying and Exchange Agents or altering any such agreements;

“Agents” means, in relation to the Notes, the Principal Paying and Exchange Agent and the other Paying and Exchange Agents or any of them;

“Charged Property” means the property, assets and rights of the Issuer from time to time secured by or pursuant to the Transaction Documents;

“Conditions” means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed and, with respect to any Notes represented by the Temporary Global Note or the Global Note, as modified by the provisions of the

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Temporary Global Note or the Global Note, as the case may be. Any reference to a particularly numbered Condition shall be construed accordingly;

“Control Agreement” means an agreement of the same name dated 7 August 2003 between Deutsche Bank Trust Company Americas, the Issuer and the Trustee;

“Coupon” means the bearer coupons relating to the Notes or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions;

“Couponholder” means the bearer of a Coupon;

“Custodian Bank” means Nordea Bank Sverige AB (publ);

“Deposit Account” means the custody account referred to as such in the Share Pledge Agreement provided by the Custodian Bank in the name of the Issuer in respect of the Tele2 B Shares;

“Event of Default” means an event described in Condition 14;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Global Note” means the permanent global note which will represent the Notes, or some of them, after exchange of the Temporary Global Note, or a portion of it, substantially in the form set out in Part 2 of Schedule 2;

“Guarantee” means the guarantee and indemnity of the Guarantor in Clause 6;

“Noteholder” means the bearer of a Note;

“Notes” means notes substantially in the form set out in Schedule 1 comprising the SEK 2,555,994,000 5.00 per cent. Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes (except for the purposes of Clause 2.1) any replacement Notes issued pursuant to the Conditions and (except for the purposes of Clause 3.1) the Temporary Global Note and the Global Note;

“outstanding” means, in relation to the Notes, all the Notes issued except (a) those which have been exchanged for the relevant proportion of the Exchange Property per Note in accordance with the Conditions including in the case of a Mandatory Exchange, those in respect of which the date for redemption has occurred and the Relevant Proportion of Exchange Property per Note (including any cash amount due to Noteholders) has been duly paid or delivered to the Trustee or as the Trustee may direct, (b) those in respect of which claims have become void, (c) those which have been purchased by the Issuer or any of its Subsidiaries or affiliates and cancelled as provided in the Conditions, (d) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes, (e) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued and (f) the Temporary Global Note to the extent that it shall have been exchanged for the Global Note pursuant to its provisions, provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of the Conditions and Schedule 3, (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or

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impliedly, to exercise in or by reference to the interests of the Noteholders and (4) the certification (where relevant) by the Trustee as to whether any event, circumstances or matter is in its opinion materially prejudicial to the interests of the Noteholders, those Notes which are beneficially held by or on behalf of the Issuer, the Guarantor or any of their respective subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“Paying and Exchange Agents” means the banks (including the Principal Paying and Exchange Agent) referred to as such in the Conditions or any Successor Paying and Exchange Agents in each case at their respective specified offices;

“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or taking of any similar action and/or the fulfilment of any similar condition, could constitute an Event of Default;

“Principal Paying and Exchange Agent” means the bank named as such in the Conditions or any Successor Principal Paying and Exchange Agent;

“Securities Lending Agreement” means a securities lending agreement dated 18 July 2003 made between the Issuer and Deutsche Bank AG London (as supplemented and amended from time to time);

“Security” means all or any of the security interests created or intended by the Issuer to be created in favour of the Trustee by and pursuant to the Transaction Documents;

“specified office” means, in relation to a Paying and Exchange Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Noteholders pursuant to the Conditions;

“Stock Exchange” means the Luxembourg Stock Exchange or any other or further stock exchange(s) on which the Notes may from time to time be listed;

“Subsidiary” has the meaning ascribed to it under Section 736 of the Companies Act 1985;

“Successor” means, in relation to the Paying and Exchange Agents, such other or further person as may from time to time be appointed by the Issuer and the Guarantor as a Paying and Exchange Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 11.13;

“Temporary Global Note” means the temporary global note which will represent the Notes on issue substantially in the form set out in Part 1 of Schedule 2;

“this Trust Deed” means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“Transaction Documents” means this Trust Deed, the Share Pledge Agreement, the U.S. Security Agreement and the Control Agreement;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

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“U.S. Security Agreement” means the security agreement governed by New York law dated 7 August 2003 between the Issuer and the Trustee.

1.2         Construction of Certain References: References to:

1.2.1      costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof;

1.2.2      “SEK” and “Swedish kronor” are to the lawful currency of the Kingdom of Sweden;

1.2.3      “U.S. dollars” and “U.S.$” are to the lawful currency of the United States of America; and

1.2.4      an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto.

1.3         Headings: Headings shall be ignored in construing this Trust Deed.

1.4         Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.5         Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, except to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

2             Amount of the Notes and Covenant of Compliance

2.1         Amount of the Notes: The aggregate principal amount of the Notes is limited to an amount not exceeding SEK 2,555,994,000.

2.2         Covenant of Compliance: The Issuer covenants with the Trustee that it will comply with, and perform and observe all the provisions of the Conditions and of the Transaction Documents which are expressed to be binding on it and covenants that it will on any date when the Notes become due to be redeemed unconditionally deliver (or procure the delivery of) the relevant proportion of the Exchange Property per Note together with any cash sums payable in accordance with the Conditions to or to the order of the Trustee and will (subject to the Conditions) until such delivery (both before and after judgment) unconditionally pay to or to the order of the Trustee interest on the U.S. dollar Equivalent Amount of the Notes as set out in the Conditions provided that (1) payment of any sum due or delivery of any Exchange Property in respect of the Notes made to the Principal Paying and Exchange Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment or delivery to the relevant Noteholders or the Trustee under the Conditions, (2) the delivery of Exchange Property and any payment made after the due date or after accelerated maturity following an Event of Default pursuant to Condition 14 will be deemed to have been made when the full amount due has been received by the Principal Paying and Exchange Agent or the Trustee, except to the extent that there is failure in its subsequent payment to the relevant Noteholders or, as the case may be, the Trustee under the Conditions and (3) every delivery of the relevant proportion of the Exchange Property per Note (together with any cash sums payable in accordance with the Conditions) to a Noteholder who has exercised Exchange Rights shall, to such extent, satisfy the Issuer’s obligations in respect

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of the relevant Note. The Trustee will hold the benefit of these covenants on trust for the Noteholders.

2.3         Discharge: Subject to Clause 2.4, any payment to be made in respect of the Notes or the Coupons or any transfer or delivery of Exchange Property to be made in respect of the Notes by the Issuer or the Trustee may be made as provided in the Conditions and any payment, transfer or delivery so made will (subject to Clause 2.4) to that extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4         Mandatory Exchange after a Default: At any time after an Event of Default or a Potential Event of Default has occurred, the Trustee may:

2.4.1      by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)           to act as Agents of the Trustee under this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and thereafter to hold all Exchange Property, Notes, Coupons and all moneys, documents and records held by them in respect of the Exchange Property, Notes and Coupons to the order of the Trustee or

(ii)          to deliver all Notes and Coupons, all Exchange Property and all moneys, documents and records held by them in respect of the Notes, Coupons or Exchange Property to the Trustee or as the Trustee directs in such demand and

2.4.2      on demand in writing to the Issuer and the Guarantor require them to make all subsequent payments, transfers or deliveries of the Exchange Property in respect of the Notes to or to the order of the Trustee and not to the Principal Paying and Exchange Agent.

3             Form of the Notes

3.1         The Global Note: The Notes will initially be represented by the Temporary Global Note in the principal amount of SEK 2,555,994,000. Interests in the Temporary Global Note will be exchangeable for the Global Note as set out in the Temporary Global Note. The Global Note will be exchangeable for definitive Notes as set out in the Global Note.

3.2         The Definitive Notes: The definitive Notes and Coupons will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 1. The Notes will be endorsed with the Conditions.

3.3         Signature: The Notes and Coupons will be signed manually or in facsimile by two Directors of the Issuer and the Notes will be authenticated by or on behalf of the Principal Paying and Exchange Agent. The Issuer may use the facsimile signature of such persons who at the date of this Trust Deed are Directors. Only Notes and Coupons so executed and authenticated will be binding and valid obligations of the Issuer.

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4             Security

4.1         Security Interests: The Issuer with full title guarantee and as continuing security hereby:

4.1.1      assigns by way of security in favour of the Trustee all its rights, title and interest in and to the Securities Lending Agreement;

4.1.2      assigns by way of security in favour of the Trustee all of the Issuer’s rights, title and interest in and to the Agency Agreement including the Issuer’s rights to any sums held by the Principal Paying and Exchange Agent under or pursuant to the Agency Agreement to meet payments due in respect of the Notes;

4.1.3      charges by way of a first fixed charge in favour of the Trustee all its rights, title and interest over the Tele2 B Shares which may be repaid by Deutsche Bank AG London (otherwise than to the Deposit Account) pursuant to the Securities Lending Agreement and all sums derived therefrom including without limitation any right to delivery thereof or to an equivalent number or nominal value thereof which arises in connection with any such assets being held in a clearing system or through a custodian or other financial intermediary; and

4.1.4      charges by way of a first fixed charge in favour of the Trustee, all its rights, title and interest in all other property comprising Exchange Property from time to time and which is not already subject to the Share Pledge Agreement.

The Issuer covenants that it will give notice to Deutsche Bank AG London both in its capacity as counterparty to the Securities Lending Agreement and as Principal Paying and Exchange Agent of the charges and/or assignments by way of Security created by this Trust Deed. As at the date of the Trust Deed, the Issuer covenants that all of the Tele2 B Shares have been lent (and delivered) to Deutsche Bank AG London under the terms of the Securities Lending Agreement on or before the date hereof.

The Security created pursuant to Clauses 4.1.1 to 4.1.4 and pursuant to the Share Pledge Agreement is granted to the Trustee (as trustee for itself and the Noteholders) as continuing security for the Issuer’s obligations in respect of (i) the Exchange Rights pursuant to Condition 6, (ii) redemption of the Notes and delivery of the Exchange Property pursuant to Conditions 5(a) and (c) (other than in any such case payments of any Accrued Interest or Discounted Interest Amount) and (iii) in respect of Additional Interest Amounts.

The Issuer confirms that the Security created pursuant to the U.S. Security Agreement and the Control Agreement is pledged to the Trustee (as trustee for itself, the Noteholders and the Couponholders) as continuing security to secure the due and punctual payment of the Issuer’s obligations in respect of payment of the Fixed Interest Amounts, Accrued Interest and Discounted Interest Amounts.

The Trustee shall be entitled to retain the Security constituted by the Transaction Documents until the date (the “release date”) on which the obligations of the Issuer under the Transaction Documents have been unconditionally performed or paid and discharged in full, as the case may be. The Trustee may only release the Security constituted by the Transaction Documents prior to the release date in accordance, and in order to comply with, this Trust Deed and the Conditions. In particular, and without limitation, the Trustee will release the Security over the relevant Charged Property to the extent that:

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(a)           the Issuer is required to deliver Exchange Property as a result of either the exercise of a Noteholder of its Exchange Rights pursuant to Condition 6 or redemption of the Notes pursuant to Condition 5(a) or Condition 5(c);

(b)          the Issuer is required to make a payment of Accrued Interest or Discounted Interest Amounts pursuant to the Conditions; or

(c)           the Issuer is required to make payment of Fixed Interest Amounts pursuant to the terms of the Conditions.

Upon delivery of the Exchange Property pursuant to the Conditions, the Issuer’s Specified Proportion of the Exchange Property per Note shall cease to be part of the Exchange Property and shall be released from the Security, and shall be retained or delivered to the Issuer.

4.2         Covenants:

4.2.1      For so long as the Charged Property remains subject to the Security constituted by the relevant Transaction Document, the Issuer hereby agrees that it shall not deal with the Exchange Securities and any of the Exchange Property except strictly in accordance with the terms of the Transaction Documents and the Securities Lending Agreement. The Issuer further covenants that it shall take all steps to ensure that the Exchange Property is preserved and that all additional and/or alternative amounts and property which falls to be added to the Exchange Property shall be so added as and when provided for in the Conditions and shall take such action as the Trustee may require to create Security over the same.

4.2.2      For so long as the Charged Property remains subject to the Security constituted by the relevant Transaction Document, the Issuer shall comply with and perform all its obligations under the Transaction Documents and the Securities Lending Agreement and shall not agree to any amendment, variation or termination of any of the Transaction Documents and the Securities Lending Agreement save, prior to any Security becoming enforceable, for any such amendment, variation or termination which has the sanction of an Extraordinary Resolution or which has the prior written consent of the Trustee (if in the Trustee’s opinion the interests of the Noteholders will not be materially prejudiced thereby).

4.3         Liability in respect of Charged Property: The Trustee shall not be responsible for, nor shall it have any liability with respect to any loss or theft or reduction in value of any of the Charged Property and shall not be obliged to insure the same and shall have no responsibility or liability arising from the fact that the same will (if applicable) be held in safe custody. The Trustee shall not be responsible for the validity, value, sufficiency and enforceability (which the Trustee has not investigated) of the Security.

4.4         Rights of the Issuer: Until any Security becomes enforceable the Issuer may, with the sanction of an Extraordinary Resolution or with the prior written consent of the Trustee:

4.4.1      take such action in relation to the Charged Property as it may think expedient; and

4.4.2      exercise the rights incidental to the ownership of the Charged Property and, in particular (but without limitation and without responsibility for their exercise) any voting rights in respect of such property and all rights to enforce it.

The Issuer will not exercise any rights with respect to any Charged Property unless (i) it is so permitted by Condition 9(a) or (ii) it has the consents referred to above or is directed to

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do so by an Extraordinary Resolution and, if such direction or consent is given, the Issuer will act only in accordance with such direction or consent.

4.5         Enforcement of Security: The Security shall become enforceable upon the Notes becoming immediately due and redeemable following the occurrence of an Event of Default in accordance with Condition 14.

4.6         Trustee taking possession of Charged Property: At any time after any Security shall have become enforceable, the Trustee shall if so requested in writing by holders of at least one–quarter in principal amount of the outstanding Notes or if so directed by an Extraordinary Resolution, and otherwise in its discretion may, (in each case subject to it having been indemnified to its satisfaction against any loss, liability, cost, claim, action, demand or expense which may be incurred or made against it in connection therewith) enforce the Security. To do this it may, at its discretion, take possession of all or part of the Charged Property over which the Security shall have become enforceable and may in its discretion sell, call in, collect and convert into money all or part of the Charged Property in such manner and on such terms as it shall think fit. The power of sale under Section 101 of the Law of Property Act 1925 (but without the restrictions imposed by Sections 93 and 103 of such Act) shall apply and have effect on the basis that the Trustee is a mortgagee exercising the power of sale conferred on mortgagees by that Act with limited title guarantee.

4.7         Discharge: The Trustee’s receipt for any moneys paid to it shall discharge the person paying them and such person shall not be responsible for their application.

4.8         Appointment of Receiver: At any time after the Security constituted by the Transaction Documents becomes enforceable, the Trustee may in writing appoint a receiver of all or part of the Charged Property and may remove any receiver so appointed and appoint another in his place. No delay or waiver of the right to exercise these powers shall prejudice their future exercise. Subject as aforesaid, the following provisions shall have effect:

4.8.1      such appointment may be made before or after the Trustee shall have taken possession of all or part of the relevant Charged Property;

4.8.2      such receiver may be vested by the Trustee with such powers and discretions as the Trustee may think expedient including, without limitation, all the powers set out in Schedule 1 to the Insolvency Act 1986 and may sell, concur in selling, assign or release any of the relevant Charged Property without restriction and on such terms as he may think fit and may effect any such transaction in the name or on behalf of the Issuer or otherwise;

4.8.3      such receiver shall in the exercise of his functions conform to the regulations from time to time made by the Trustee;

4.8.4      the Trustee may from time to time fix such receiver’s remuneration and direct its payment out of moneys accruing to it in the exercise of his powers as such receiver;

4.8.5      the Trustee may from time to time and at any time require such receiver to give security for the due performance of his duties as receiver and may fix the nature and amount of the security to be given. The Trustee need not, however, in any case require any such security nor shall it be responsible for its adequacy or sufficiency;

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4.8.6      all moneys received by such receiver shall be paid over to the Trustee unless the Trustee directs otherwise;

4.8.7      such receiver shall be the Issuer’s agent for all purposes. The Issuer alone shall be responsible for its acts, defaults and misconduct and none of the Trustee or the Noteholders shall incur any liability therefor; and

4.8.8      none of the Trustee or the Noteholders shall be responsible for any misconduct or negligence on the part of any such receiver.

4.9         Perfecting the Security: The Issuer shall take such action as the Trustee may reasonably require (1) to perfect or protect the Security created or intended to be created by or pursuant to the Transaction Documents over the Charged Property and (2) from time to time and at any time after the Security constituted by or pursuant to the Transaction Documents shall have become enforceable to facilitate the realisation of such Security and the exercise of the functions of the Trustee or any receiver of any such Charged Property. A certificate from the Trustee to the effect that a particular action is reasonably required by it shall be conclusive evidence of that fact.

4.10       Ability to Borrow on Charged Property: At any time after the Security constituted by the Transaction Documents becomes enforceable, the Trustee may at its discretion raise and borrow money on the security of the Charged Property or any part of it in order to defray moneys, costs, charges, losses and expenses paid or incurred by it in relation to the Trust Deed (including the costs of realising any security and the remuneration of the Trustee) or in exercise of any of its functions pursuant to the Trust Deed. The Trustee may raise and borrow such money on such terms as it shall think fit and may secure its repayment with interest by mortgaging or otherwise charging all or part of the Charged Property whether or not in priority to the Security constituted by or pursuant to the Transaction Documents and generally in such manner and form as the Trustee shall think fit and for such purposes may take such action as it shall think fit.

4.11       Attorney: The Issuer irrevocably appoints the Trustee and every receiver of any Charged Property appointed pursuant to the Trust Deed to be severally its attorney (with full power of substitution) on its behalf and in its name to do anything which the Issuer ought to do under the Transaction Documents and generally to exercise all or any of the functions of the Trustee or any such receiver. The Issuer ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or purport to do in the exercise or purported exercise of such functions.

4.12       Liability of Trustee: Neither the Trustee nor any such receiver or any attorney or agent of the Trustee shall by reason of taking possession of any Charged Property or any other reason and whether or not as mortgagee in possession be liable to account for anything except actual receipts or be liable for any loss or damage arising from the realisation of such Charged Property or from any act or omission in relation to such Charged Property or otherwise unless such loss or damage shall be caused by its own fraud.

4.13       Powers additional to LPA 1925: The powers conferred by this Trust Deed in relation to the Charged Property on the Trustee or on any receiver of any such property shall be in addition to those conferred on mortgagees or receivers under the Law of Property Act 1925. If there is any ambiguity or conflict between the powers contained in that Act and those conferred by this Trust Deed, the terms of this Trust Deed shall prevail.

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4.14       Dealings with Trustee: No one dealing with the Trustee or any receiver of any of the Charged Property appointed by the Trustee need enquire whether any of the powers, authorities and discretions conferred by or pursuant to this Trust Deed in relation to such property are or may be exercisable by the Trustee or such receiver or as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers. The protection to purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to anyone dealing with the Trustee or such receiver as if the statutory powers of sale and of appointing a receiver in relation to the Charged Property had not been varied or extended by this Trust Deed.

5             Stamp Duties

The Issuer will pay any stamp, issue, documentary, transfer and registration taxes and duties or other taxes and duties equivalent thereto, including interest and penalties, payable in the United Kingdom, Luxembourg or the Kingdom of Belgium in respect of the creation, issue and offering of the Notes and Coupons and the execution or delivery of this Trust Deed. The Issuer will also indemnify the Trustee and the Noteholders and Couponholders from and against all stamp, issue, documentary, transfer and registration or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Noteholders or the Couponholders (where permitted or required under this Trust Deed to take any such action) to enforce the Issuer’s or the Guarantor’s obligations under this Trust Deed, the Notes or the Coupons.

6             Guarantee and Indemnity

6.1         Guarantee: The Guarantor unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it by way of Fixed Interest Amounts, Accrued Interest, Discounted Interest Amounts or, as the case may be, Additional Interest Amounts, in each case by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantor will pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.2 (or if in respect of sums due under Clause 12, in London in pounds sterling in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clause 2.2.(1), 2.2.(2) and 2.2(3) will apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 11. All payments under the Guarantee by the Guarantor will be made subject to Condition 12.

6.2         Guarantor as Principal Debtor: As between the Guarantor and the Trustee, the Noteholders and the Couponholders but without affecting the Issuer’s obligations, the Guarantor will be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed, the Notes or the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any

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defect in any provision of this Trust Deed, the Notes or the Coupons or any of the Issuer’s obligations under any of them).

6.3         Guarantor’s Obligations Continuing: The Guarantor’s obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed, the Notes or the Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

6.4         Exercise of Guarantor’s Rights: So long as any sum remains payable or Exchange Property remains deliverable under this Trust Deed, the Notes or the Coupons:

6.4.1      any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

6.4.2      any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Trustee and immediately paid to the Trustee and the Trustee will hold it on the trusts set out in Clause 7.

6.5         Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable by the Issuer under this Trust Deed, the Notes or the Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

6.6         Avoidance of Payments: The Guarantor shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer by way of Fixed Interest Amounts, Accrued Interest, Discounted Interest Amounts or, as the case may be, Additional Interest Amounts, in each case and shall in any event pay to it on demand the amount as refunded by it.

6.7         Debts of Issuer: If any moneys become payable by the Guarantor under this Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

6.8         Indemnity: As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum which, although expressed to be payable by the Issuer by way of Fixed Interest Amounts, Accrued Interest, Discounted Interest Amounts or, as the case may be, Additional Interest Amounts, in each case, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee

Exh 2.2-14

on demand and (2) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed, the Notes or the Coupons not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed, the Notes or the Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

6.9         Subrogation of the Guarantor: The Guarantor shall be subrogated to the rights of the Noteholders against the Issuer in respect of any amounts paid by the Guarantor provided that the Guarantor shall not without the prior consent of the Trustee be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the Issuer in respect of, such right of subrogation until such time as the principal of and interest on all outstanding Notes and all other amounts due or Exchange Property under this Trust Deed and the Notes have been paid in full or delivered. Furthermore, until such time as aforesaid, the Guarantor shall not take any security or counter indemnity from the Issuer in respect of the Guarantor’s obligations under this Clause 6. Any amount received or recovered by the Guarantor in the exercise of any of its rights against the Issuer will be held in trust for the Trustee and immediately paid to the Trustee and the Trustee will hold it on the trusts set out in Clause 7.

7             Application of Moneys Received by the Trustee

7.1         Pre-Enforcement: Save for any moneys received in connection with the realisation or enforcement of all or part of the Security constituted by or pursuant to this Trust Deed, all moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or the Guarantor, be held by the Trustee on trust to apply them (subject to Clause 6.5 and Clause 7.4):

7.1.1      first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed;

7.1.2      secondly, in payment of any amounts owing in respect of the Notes and Coupons pari passu and rateably; and

7.1.3      thirdly, in payment of any balance to the Issuer for itself or, if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor.

If the Trustee holds any moneys in respect of Notes or Coupons which have become void or in respect of which claims have become prescribed, the Trustee will hold them on these trusts.

7.2         Post Enforcement (Exchange Rights): The Trustee shall apply all moneys received by it under the Transaction Documents in connection with the realisation or enforcement of the Security in respect of Exchange Rights constituted thereby on trust to apply them as follows:

7.2.1      firstly, in payment or satisfaction of the fees, costs, charges, expenses and liabilities incurred by the Trustee or any receiver in preparing and executing the

Exh 2.2-15

trusts hereunder (including any taxes required to be paid, the costs of realising any Security in respect of Exchange Rights and the Trustee’s remuneration);

7.2.2      secondly, in or towards payment or discharge or satisfaction pari passu of all amounts due and obligations in respect of the Exchange Rights; and

7.2.3      thirdly, in payment of any balance to the Issuer itself, or if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor.

The Trustee shall promptly pay to the Issuer any moneys it shall hold which represent principal or interest in respect of Notes or Coupons which have become void or in respect of which claims have become prescribed subject to payment or provision for the payment or satisfaction of the costs, charges, expenses and liabilities and the remuneration of the Trustee.

7.3         Post Enforcement (Interest): The Trustee shall apply all moneys received by it under the Transaction Documents in connection with the realisation or enforcement of the Security in respect of payments of cash sums (including interest amounts) constituted thereby on trust to apply them as follows:

7.3.1      firstly, in payment or satisfaction of the fees, costs, charges, expenses and liabilities incurred by the Trustee or any receiver in preparing and executing the trusts hereunder (including any taxes required to be paid, the costs of realising any Security in respect of payments of cash sums (including interest amounts) and the Trustee’s remuneration);

7.3.2      secondly, or towards payment or discharge or satisfaction pari passu of all amounts due and obligations in respect of payments of cash sums (including interest amounts); and

7.3.3      thirdly, in payment of any balance to the Issuer itself, or if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor.

The Trustee shall promptly pay to the Issuer any moneys it shall hold which represent principal or interest in respect of Notes or Coupons which have become void or in respect of which claims have become prescribed subject to payment or provision for the payment or satisfaction of the costs, charges, expenses and liabilities and the remuneration of the Trustee.

7.4         Accumulation: If the amount of the moneys at any time available for payment in respect of the Notes under Clause 7.1 is less than 10 per cent of the nominal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent of the nominal amount of the Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Clause 7.1.

7.5         Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only

Exh 2.2-16

account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

8             Covenant to Comply with Provisions

Each of the Issuer and the Guarantor hereby covenant with the Trustee that it will comply with and perform and observe all the provisions of the Conditions, the Transaction Documents and the Agency Agreement which are binding on it and that it will give effect to the Exchange Rights provided that any transfer and delivery of the relevant proportion of the Exchange Property to or to the order of a Noteholder who has exercised his Exchange Right in relation to a Note, in accordance with the Conditions, shall satisfy such obligation to give effect to the Exchange Rights. The Conditions shall be binding on the Issuer, the Guarantor, the Noteholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer or the Guarantor, as the case may be, under the Notes and the Conditions as if the same were set out and contained in this Trust Deed. The Trustee shall also be entitled to exercise the powers and discretions expressed to be conferred on it by the Notes and the Conditions as if the same were set out and contained in this Trust Deed. This Trust Deed shall be read and construed as one document with the Notes.

9             Exchange

9.1         Delivery of Exchange Property to Trustee: In the event of a Mandatory Exchange where the Exchange Notice and the relevant Note or Notes are not delivered to the specified office of a Paying and Exchange Agent no later than 6 Business Days prior to the relevant Settlement Date, the Issuer will deliver the relevant Exchange Property and any cash amount (other than a Fixed Interest Amount) to the Trustee or as the Trustee may direct on the relevant Settlement Date.

9.2         Sale of Exchange Property: The Trustee shall sell or shall arrange for such Exchange Property referred to in Clause 9.1, to be sold as soon as practicable and shall have no responsibility for any loss occasioned by such sale. The Trustee shall distribute the net proceeds of the sale (converted where practicable into Swedish kronor and after the deduction by the Trustee of any amount which it determines in its discretion to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration duties and any costs incurred by the Trustee in connection with the allotment and sale of such Exchange Property) to the holders of the relevant Notes in accordance with Condition 10(a) and Clause 7 or in such other manner as the Trustee shall determine and notify to Noteholders in accordance with Condition 18. The Trustee shall have no obligation or liability to any person in respect of any sale of Exchange Property whether for the timing of such sale or the price at which any such Exchange Property is sold or the inability to sell any such Exchange Property, or the rate at which the net proceeds of any such sale are converted into Swedish kronor.

9.3         Adjustment to Exchange Property: The composition of the Exchange Property shall be adjusted upwards or downwards in accordance with Condition 8 or in accordance with Condition 9.

Exh 2.2-17

9.4         Dividends from Exchange Property: Subject to the Security becoming enforceable, any dividends and other distributions derived by the Issuer from the Tele2 B Shares or other Exchange Securities comprised in the Exchange Property shall be dealt with by the Issuer in accordance with the Conditions.

9.5         Determination of Calculation Agent: If any doubt shall arise as to whether an Adjustment Event has occurred, or as to the adjustment to be made to the composition of the Exchange Property or as to the Exchange Property per Note, a determination by the Calculation Agent (having first consulted with the Expert) in respect thereof shall (save in the case of manifest error) be final and binding on all concerned.

9.6         Selection of Expert: If the Calculation Agent after consultation with the Issuer fails to select an investment bank or independent appraiser, in each case of international repute, when required to do so for the purposes of the Conditions and such failure continues for a reasonable period (as determined by the Trustee), the Trustee shall be entitled to select such bank or appraiser and any costs, fees or expenses that the Trustee incurs in so doing shall be for the account of the Issuer.

10          Covenants relating to Exchange Rights and Mandatory Exchange

The Issuer hereby undertakes to and covenants with the Trustee that it will (save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Noteholders to give such approval) observe all its obligations under the Conditions and this Trust Deed with respect to Exchange Rights and Mandatory Exchange and in addition it shall:

10.1       Delivery of Exchange Property: comply with its obligations to deliver Exchange Property (including all additional amounts which fall to be added) in accordance with the instructions set out in any Exchange Notice or, as the case may be, as specified by the Trustee, on exercise of Exchange Rights or a Mandatory Exchange in accordance with this Trust Deed, the Conditions and the Agency Agreement;

10.2       Record of Exchange Property: at all times maintain a record clearly identifying the composition of the Exchange Property and allow the Trustee and any person appointed by it to whom the Issuer shall have no reasonable objection free access to such record at all reasonable times;

10.3       Changes to the Exchange Rights: on each occasion that the Exchange Property and/or the Exchange Rights fall to be adjusted in accordance with the Conditions or this Trust Deed or a calculation or valuation falls to be made in respect thereof, and at any other time at the request of the Trustee, forthwith determine (or cause to be determined) the Exchange Property and/or Exchange Rights and, as soon as reasonably practicable thereafter, notify the Trustee and the Noteholders in accordance with this Trust Deed and the Conditions of any change in the composition and nature of the Exchange Property or any adjustment to the Exchange Rights, including, but not limited to, the circumstances requiring such change or adjustment, details of the Exchange Securities (as defined in the Conditions) or other Exchange Property, as the case may be, which, following such change, the holder of a Note will be entitled to receive upon exercise of Exchange Rights, and the date from which it shall become, or became, effective and such other or further information as the Trustee may from time to time reasonably request; and

10.4       Notices relating to Exchange Property: in the circumstances described in Clause 10.3, send or procure to be sent to the Trustee (in addition to any copies to which it may be

Exh 2.2-18

entitled as a holder of any securities of the Issuer) two copies of all notices, statements and circulars which are received by it or any of its subsidiaries to which the beneficial ownership of the Exchange Property may be transferred in its or their capacity as legal or beneficial owner of any Exchange Securities and which contain information having or which may have a material bearing on the matters described in Clause 10.3 as soon as practicable, but in any event not later than seven days after the date of receipt thereof.

11          General Covenants

So long as any Note remains outstanding, the Issuer and the Guarantor each covenants with the Trustee that it shall:

11.1       Conduct of Affairs: at all times carry on and conduct its affairs in a proper and efficient manner;

11.2       Opinions etc: use all reasonable endeavours to give or procure to be given to the Trustee such opinions, certificates, information and evidence as the Trustee shall require and in such form as it shall require for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law;

11.3       Books of Account: at all times keep such proper books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer and the Guarantor to be prepared and allow the Trustee and any person appointed by the Trustee free access to such books of account upon reasonable notice and at all reasonable times during normal business hours;

11.4       Financial Statements: send to the Trustee (in addition to any copies to which the Trustee may be entitled as a holder of any securities of the Issuer) two copies in English of all annual financial statements and every notice of a general meeting and every other document issued by it or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as reasonably practicable after the issue or publication thereof;

11.5       Notice of Events of Default: forthwith give notice in writing to the Trustee on becoming aware of the occurrence of any Event of Default or Potential Event of Default;

11.6       Certificate of Directors: give to the Trustee (a) within fourteen days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ending 31 December 2003 and in any event not later than 180 days after the end of each such financial period a certificate of the Issuer or, as the case may be, the Guarantor signed by two Directors to the effect that, having made all reasonable enquiries, as at a date not more than seven days before delivering such certificate (the “relevant date”) there did not exist and had not existed since the relevant date of the previous certificate (or, in the case of the first such certificate, the date hereof) any Event of Default or Potential Event of Default (or if such exists or existed giving details of the same) and that during the period from and including the relevant date of the last such certificate (or, in the case of the first such certificate, the date hereof) to and including the relevant date of such certificate each of the Issuer and the Guarantor has complied with all its obligations contained in this Trust Deed or (if such is not the case) specifying the respects in which it has not complied;

Exh 2.2-19

11.7       Further Acts: so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to this Trust Deed and the Exchange Rights;

11.8       Paying and Exchange Agents: at all times maintain Paying and Exchange Agents in accordance with the Conditions;

11.9       Notice of Non-payment of Full Amount: use all reasonable endeavours to procure that the Principal Paying and Exchange Agent shall notify the Trustee as soon as practicable thereafter in the event that it does not, on or before the due date for any payment (including the delivery of Exchange Property) in respect of the Notes or Coupons or any of them, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons, as the case may be;

11.10     Notice of Late Payment: in the event of the unconditional payment to the Principal Paying and Exchange Agent of any sum due in respect of the Notes or Coupons or any of them being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 18 that such payment has been made;

11.11     Redemption/Repayment of Notes: not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

11.12     Listing of Notes: in the case of the Issuer only, use all reasonable endeavours to obtain and/or maintain the listing of the Notes on the Luxembourg Stock Exchange or, if it is unable to do so having used such endeavours or if the maintenance of such listing is agreed by the Trustee to be unduly burdensome or impractical, instead use its reasonable endeavours to obtain and maintain an admission to listing and/or trading of the Notes with or on such other listing authority or listing authorities or stock exchange or exchanges or securities market or markets as it may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to this Trust Deed as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

11.13     Change in Agents: give notice to the Noteholders in accordance with Condition 18 of any appointment, resignation or removal of any Paying and Exchange Agent after having obtained the approval of the Trustee thereto or any change of any Paying and Exchange Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect;

11.14     Notices to Noteholders: send or procure to be sent to the Trustee not less than seven days prior to the date of publication, for the Trustee’s approval, one copy of each notice to be given to the Noteholders in accordance with Condition 18 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of any such notice which is a communication within the meaning of Section 21 of the FSMA) and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice;

Exh 2.2-20

11.15     Compliance: comply with and perform all its obligations under the Transaction Documents, the Securities Lending Agreement and the Agency Agreement and use all reasonable endeavours to procure that the parties to such Transaction Documents, the Securities Lending Agreement and the Agency Agreement comply with and perform all their respective obligations thereunder (and in the case of the Paying and Exchange Agents, comply with any notice given by the Trustee pursuant to Clause 2.4) and not make any amendment or modification to such Transaction Documents, the Securities Lending Agreement and the Agency Agreement without the prior written approval of the Trustee;

11.16     Notes held by Issuer etc.: in order to enable the Trustee to ascertain the principal amount of Notes for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer or, as the case may be, the Guarantor setting out the total number and aggregate principal amount of Notes which:

11.16.1  up to and including the date of such certificate have been purchased by or on behalf of the Issuer or the Guarantor or any of their respective subsidiaries and cancelled; and

11.16.2  are at the date of such certificate held by, for the benefit of, or on behalf of the Issuer or the Guarantor or any of their respective subsidiaries;

11.17     Inspection of Agency Agreement: use all reasonable endeavours to procure that each of the Agents makes available for inspection by holders of the Notes at its specified office copies of this Trust Deed, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Guarantor;

11.18     Tax Event and Offer: as soon as reasonably practicable give notice to the Trustee on the occurrence of a Tax Event or after an Offer is made pursuant to Conditions 6(b) and 6(c), respectively; and

11.19     Trustee’s Functions: so far as permitted by applicable law, regulations and any stock exchange requirements by which the Issuer is bound, give to the Trustee such information as it reasonably requires for the performance of its functions.

12          Remuneration and Indemnification of the Trustee

12.1       Normal Remuneration: So long as any Note is outstanding the Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration will accrue from day to day from the date of this Trust Deed up to the date when all the Notes having become due for redemption, the redemption moneys to the date of redemption have been paid to the Principal Paying and Exchange Agent or the Trustee. However, if any payment to a Noteholder or a Couponholder of moneys due and/or delivery of any Exchange Property due in respect of any Note or Coupon is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment and/or delivery to such Noteholder or Couponholder is duly made.

12.2       Extra Remuneration: If an Event of Default or Potential Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer will pay such

Exh 2.2-21

additional remuneration as they may agree or, failing agreement as to any of the matters in this sub-Clause (or as to such sums referred to in Clause 12.1), as determined by an investment bank (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank’s fee will be borne by the Issuer. The determination of such investment bank will be conclusive and binding on the Issuer, the Guarantor, the Trustee, the Noteholders and the Couponholders.

12.3       Expenses: The Issuer will also on written demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer or the Guarantor to enforce any provision of the Transaction Documents, the Agency Agreement, the Notes or the Coupons. Such costs, charges, liabilities and expenses will:

12.3.1    in the case of payments made by the Trustee before such demand (if not paid within three days of such demand and the Trustee so requires) carry interest from the date of the demand at the rate of 2 per cent per annum over the base rate of National Westminster Bank PLC on the date on which the Trustee made such payments and

12.3.2    in other cases carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date .

12.4       Indemnity: Subject to the terms of Clause 14, the Issuer shall indemnify the Trustee in respect of Amounts or Claims (each as defined below) paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities (as defined below) and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed.

12.5       Moneys Payable: The Issuer further undertakes to the Trustee that all moneys payable to the Trustee hereunder shall be made without set-off, counterclaim, deduction or withholding, unless otherwise compelled by law. In the event of any deduction or withholding compelled by law, the Issuer will pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been paid to the Trustee by the Issuer hereunder. The Trustee agrees that all moneys payable to the Issuer hereunder will be made without the exercise of any rights of set-off.

12.6       Continuing Effect: Clauses 12.3 and 12.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee.

13          Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

13.1       By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared in the terms of the following provisions of this clause that in carrying out the trusts of this Trust Deed:

Exh 2.2-22

13.1.1    Advice: The Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex or fax and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

13.1.2    Resolutions of Noteholders: The Trustee will not be responsible for having acted in good faith on any Extraordinary Resolution in writing or any resolution purporting to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed or any direction or request of Noteholders even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or, in the case of an Extraordinary Resolution in writing or direction or request of Noteholders it was not signed by the requisite number of Noteholders or that for any reason it is found that the resolution, direction or request was not valid or binding on the Noteholders or the Couponholders.

13.1.3    Certificate signed by Directors: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two Directors of the Issuer or the Guarantor as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

13.1.4    Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed, any of the Transaction Documents and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

13.1.5    Notice: The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in the Transaction Documents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and that the Issuer is observing and performing all its obligations under the Transaction Documents.

13.1.6    Discretion: Save as expressly otherwise provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.

13.1.7    Agents: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

Exh 2.2-23

13.1.8    Delegation: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. It will notify the Issuer of its appointment of any such delegate within a reasonable time.

13.1.9    Nominees: In relation to any asset held by it under this Trust Deed or the Transaction Documents, the Trustee may appoint any person to act as its nominee on any terms.

13.1.10  Forged Notes: The Trustee will not be liable to the Issuer or the Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and later found to be forged or not authentic.

13.1.11  Confidentiality: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price-sensitive nature) made available to the Trustee by the Issuer or the Guarantor.

13.1.12  Determinations Conclusive: The Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and the Transaction Documents. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Issuer, the Guarantor, Trustee, the Noteholders and the Couponholders.

13.1.13  Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be agreed by the Trustee in consultation with the Issuer but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantor, the Noteholders and the Couponholders.

13.1.14  Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy. Any such determination will be conclusive and binding on the Issuer, the Guarantor, the Noteholders and the Couponholders.

13.1.15  Payment for and Delivery of Notes: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them.

13.1.16  Notes held by the Issuer etc.: In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 11.16) that no Notes are for the time being held by or on behalf of the Issuer, the Guarantor or any of their respective subsidiaries.

13.1.17  Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred

Exh 2.2-24

by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

13.1.18  Other Obligations: The Trustee shall not be responsible for the validity or enforceability of any obligations owed to it as Trustee hereof.

13.1.19  No Responsibility for Exchange Property: The Trustee shall not at any time be under any duty or responsibility to any Noteholder to determine whether any facts exist which may require any adjustment to the Exchange Property or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of any Exchange Property, which may at any time be made available or delivered upon the exchange of any Note; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Exchange Property or to make any payment (including in respect of any fractional Exchange Security) upon the exercise of the Exchange Right in respect of any Note or of the Issuer to comply with any of its covenants contained in this Trust Deed. The Trustee shall not be under any duty or responsibility for any insufficiency of the Exchange Property resulting from any shortfall arising under the Securities Lending Agreement or from the Trustee or the Issuer being liable for any tax in respect of the Exchange Property.

13.1.20  Title:

(i)           The Trustee shall accept without investigation, requisition or objection such right and title as the Issuer has to any of the Charged Property and shall not be bound to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to the Charged Property or any part thereof whether such defect or failure is known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not.

(ii)          The Trustee assumes no responsibility for the validity, sufficiency or enforceability (which the Trustee has not investigated) of the security purported to be created by the Transaction Documents.

13.1.21  Expert Reports: Any certificate or report of any accountants, financial advisers or investment bank or any other expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of the Transaction Documents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee and/or any accountants, financial advisers or investment bank or any other expert or person in connection therewith contains a monetary limit or other limit on the liability of such accountants, financial advisers or investment bank or such other expert or other person in respect thereof and such certificate or report shall be binding on the Issuer, the Trustee, the Noteholders and the Couponholders in the absence of manifest error.

13.1.22  Responsibility for Statements etc.: The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement,

Exh 2.2-25

representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

13.1.23  Voting Rights: The Trustee need not exercise any voting or other such rights it may have over or in respect of the Exchange Property unless directed to do so by an Extraordinary Resolution of the Noteholders and unless indemnified to its satisfaction.

13.1.24  Trustee: No provisions of this Trust Deed shall require the Trustee to cause it to expend its own funds or otherwise incur any financial liability in the performance of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that re-payment of such funds or adequate indemnity against such risk or liability is not assured to it.

14          Trustee Liable for Negligence

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it powers, authorities and discretion, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty.

15          Waiver and Proof of Default

15.1       Waiver: The Trustee may, without the consent of the Noteholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or the Guarantor of this Trust Deed or the Conditions or may determine that any condition, event or act which, but for such determination would constitute an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Noteholders and Couponholders and, if the Trustee so requires, will be notified to the Noteholders as soon as practicable.

15.2       Proof of Default: Proof that the Issuer or the Guarantor has failed to pay a sum due to the holder of any one Note or Coupon will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Notes or Coupons which are then payable.

16          Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note or Coupon or other security (or any interest therein) (including, for the avoidance of doubt, the Exchange Property) of the Issuer, the Guarantor or any other person whose securities are comprised in the Exchange Property or any entity related to any of them, and may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of

Exh 2.2-26

holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

17          Modification and Substitution

17.1       Modification: The Trustee may agree without the consent of the Noteholders or Couponholders to any modification of, or to any waiver or authorisation of any breach or proposed breach of, any of the Conditions or any provisions of this Trust Deed or any other Transaction Document or the Agency Agreement, or may determine that an Event of Default or Potential Event of Default, shall not be treated as such which in any such case, in the opinion of the Trustee, is not materially prejudicial to the interests of the Noteholders or to any modification of any of the Conditions, the Notes or the provisions of this Trust Deed or any of the provisions of the Transaction Documents or the Agency Agreement which is, in the opinion of the Trustee, of a formal, minor or technical nature or which is made to correct a manifest error or to comply with mandatory provisions of law. The Trustee may also agree to any modification to the Conditions, the Agency Agreement, this Trust Deed and the other Transaction Documents which is in its opinion not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3 of this Trust Deed. If the Global Note shall be exchanged for Notes in definitive form with Coupons attached, the Trustee may also agree, without the consent of the Noteholders, to such modifications to this Trust Deed, the Conditions, the Agency Agreement, and any of the Transaction Documents as it considers appropriate to reflect the issue of such Notes and Coupons. Any such modification, waiver, authorisation or determination shall be binding on the Noteholders and, unless the Trustee agrees otherwise, notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

17.2       Substitution:

17.2.1    The Trustee may, without the consent of the Noteholders or the Couponholders, agree to the substitution at any time or times of any other entity in place of the Issuer, or of any previous substitute of the Issuer under this sub-Clause, as the principal debtor under this Trust Deed, the Transaction Documents and the Notes (the “Substituted Principal Obligor”) provided that:

(i)           a trust deed is executed or some other form of written undertaking is given by the Substituted Principal Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Transaction Documents and the Notes with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Principal Obligor had been named in this Trust Deed, the Transaction Documents, the Notes and the Coupons as the principal debtor in place of the Issuer (or of any previous substitute of the Issuer under this sub-Clause) and provided further that if the Trustee shall so require all amounts payable under this Trust Deed and the Transaction Documents are unconditionally and irrevocably guaranteed to the satisfaction of the Trustee and the rights of exchange of any of the Notes into Shares are safeguarded to the satisfaction of the Trustee;

(ii)          the Substituted Principal Obligor acquires the Issuer’s equity of redemption in the relevant Charged Property (if any) or otherwise assumes all rights, obligations and liabilities in relation to the Charged Property, acknowledges

Exh 2.2-27

the security created in respect thereof and takes all such action as the Trustee may require so that each such security constitutes a valid legal charge, pledge or other security interest as was originally created by the Issuer for its obligations;

(iii)         the Trustee is satisfied (if it requires, by reference to legal opinions) that all necessary consents, and approvals have been obtained and are in full force and effect;

(iv)         if any two Directors of the Substituted Principal Obligor certify that immediately prior to the assumption of its obligations as Substituted Principal Obligor under this Trust Deed and the Notes the Substituted Principal Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substantial Principal Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Principal Obligor or compare them with those of the Issuer (or of any previous substitute of the Issuer under this sub-Clause);

(v)          the Issuer, the Guarantor and the Substituted Principal Obligor shall execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective and comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(vi)         the Issuer and the Substituted Principal Obligor shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders, including such amendment of the Conditions and of any of the Transaction Documents and to such other conditions as the Trustee may direct subject to this Trust Deed;

(vii)        without prejudice to the rights of reliance of the Trustee under paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders which may require (i) the Issuer (jointly and severally with the Guarantor unless the Guarantor is the Substituted Principal Obligor) unconditionally and irrevocably to guarantee the Notes to the satisfaction of the Trustee and (ii) the transfer by the Issuer to the Substituted Principal Obligor of the Exchange Property subject to the security created by Clause 4;

(viii)       the Issuer prepares or procures the preparation of a supplemental offering circular with certain supplemental information in relation to the Substituted Principal Obligor to be filed with the Luxembourg Stock Exchange (so long as the Notes are listed on the Luxembourg Stock Exchange);

(ix)          the obligations of the Substituted Principal Obligor as the principal debtor under this Trust Deed, the Transaction Documents, the Notes and the Coupons are irrevocably and unconditionally guaranteed by the Issuer (jointly and severally with the Guarantor) unless the Substituted Principal Obligor is the Guarantor in form and substance satisfactory to the Trustee, together with the making of such other appropriate arrangements to safeguard any rights of the Noteholders (including but not limited to the

Exh 2.2-28

Exchange Rights) as the Trustee may reasonably direct in the interests of the Noteholders;

(x)           the Trustee is satisfied (if it requires, by reference to legal opinions) that (a) the Substituted Principal Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Trust Deed and the Notes in place of the Issuer (or such previous substitute of the Issuer as aforesaid) and (b) the Issuer has obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as referred to in sub-Clause 17.2.1(vii) and (ix) and (c) such approvals and consents are at the time of substitution in full force and effect;

(xi)          the Trustee is provided with legal opinions reasonably acceptable to the Trustee from leading law firms in the jurisdiction in which the Substituted Principal Obligor is incorporated or established and England confirming that the Notes, the Coupons, the Trust Deed, the Agency Agreement and the instrument referred to in sub-Clause 17.2.1(i) constitute legal, valid and binding obligations of the Substituted Principal Obligor.

17.2.2    Release: An agreement by the Trustee pursuant to Clause 17.2 will, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed and the Notes and the Coupons. Notice of the substitution will be given to the Noteholders within 14 days of the execution of such documents and compliance with such requirements.

17.2.3    Completion of Substitution: On completion of the formalities set out in Clause 17.2.1, the Substituted Principal Obligor will be deemed to be named in this Trust Deed, the Notes and the Coupons as the principal debtor in place of the Issuer (or of any previous substitute as the case may be) and this Trust Deed and the Notes and the Coupons will be deemed to be amended as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing, any references in this Trust Deed, in the Notes and in the Coupons to the Issuer shall be deemed to be references to the Substituted Principal Obligor.

17.2.4    Interests of Noteholders: In connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Issuer or the Guarantor any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders.

17.2.5    Change of law: In connection with any proposed substitution of the Issuer or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders or the Couponholders agree to a change of the law from time to time governing the Notes and the Coupons and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders and the Couponholders.

Exh 2.2-29

18          Appointment, Retirement and Removal of the Trustee

18.1       Appointment: The Issuer has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Noteholders as soon as practicable.

18.2       Retirement and Removal: Any Trustee may retire at any time on giving at least three months’ written notice to the Issuer and the Guarantor without giving any reason or being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee and if it does not procure the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause, the Trustee shall be entitled to procure forthwith the appointment of a new trustee.

18.3       Co-Trustees: The Trustee may, despite Clause 18.1, by written notice to the Issuer and the Guarantor appoint anyone to act as an additional Trustee jointly with the Trustee:

18.3.1    if the Trustee considers the appointment to be in the interests of the Noteholders and/or the Couponholders;

18.3.2    to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

18.3.3    to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer, the Guarantor and that person remove that person. At the Trustee’s request, the Issuer and the Guarantor will forthwith do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.

18.4       Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

18.5       Merger: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

19          Currency Indemnity

19.1       Currency of Account and Payment: U.S. dollars (or, in relation to Clause 12, pounds sterling) (the “Contractual Currency”) is the sole currency of account and payment for all

Exh 2.2-30

sums payable by the Issuer or the Guarantor under or in connection with this Trust Deed, the Notes and the Coupons, including damages.

19.2       Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or the Guarantor or otherwise), by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer or Guarantor will only discharge the Issuer and Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

19.3       Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes, the Issuer, failing whom the Guarantor, will indemnify it against any loss sustained by it as a result. In any event, the Issuer, failing whom the Guarantor, will indemnify the recipient against the cost of making any such purchase.

19.4       Indemnities separate: The indemnities in this Clause 19 and in Clause 12.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Notes or any other judgment or order.

20          Notes held in Clearing Systems and Couponholders

20.1.1    Notes Held in Clearing Systems: So long as any Global Note is held on behalf of a clearing system, in considering the interests of Noteholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Note and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof.

20.1.2    Couponholders: No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Noteholders, the Trustee shall assume that the holder of each Note is the holder of all Coupons relating to it.

21          Communications

Any communication shall be by letter or fax:

in the case of the Issuer, to it at:

Millicom Telecommunications S.A.
75, route de Longwy
L-8080 Bertrange

Fax number:	+ 352 27 759 359
Attention:	Chief Financial Officer

Exh 2.2-31

in the case of the Guarantor, to it at:

Millicom International Cellular S.A.
75, route de Longwy
L-8080 Bertrange

Fax number:	+ 352 27 759 359
Attention:	Chief Financial Officer

with a copy to:

Banque Invik SA
7 Avenue J.P. Pescatore
PO Box 285
L-2012 Luxembourg
Attention:	Head of Corporate Finance

and in the case of the Trustee, to it at:

Deutsche Trustee Company Limited
Winchester House
1 Great Winchester Street
London EC2N 2DB

Telephone number:	020 7545 8000
Fax number:	020 7547 6149
Attention:	Managing Director

Communications will take effect, in the case of delivery, when delivered or, in the case of fax, when despatched. Communications not by letter shall be confirmed by letter but failure to send or receive that letter shall not invalidate the original communication.

22          Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

23          Governing Law and Jurisdiction

23.1       Governing Law: This Trust Deed shall be governed by and construed in accordance with English law.

23.2       Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Notes and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Notes (“Proceedings”) may be brought in such courts. The Issuer and the Guarantor each irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of each of the Trustee and the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

Exh 2.2-32

23.3       Service of Process: Each of the Issuer and the Guarantor irrevocably appoints Metro International UK Limited, at its registered office for the time being (being at the date hereof at 3rd Floor, Interpark House, 7 Down Street, London W1J 7AJ) to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer or the Guarantor). If for any reason such process agent ceases to act as such or no longer has a registered office or a place of business in England each of the Issuer and the Guarantor irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

Exh 2.2-33

Schedule 1
Form of Definitive Note

On the front:

ISIN	Certif. No.

XS0173345140

Millicom Telecommunications S.A., société anonyme

(Registered office: 75, route de Longwy, L-8080 Bertrange)

(R.C.S. Luxembourg B 64899)

(Incorporated for an unlimited duration, with limited liability in the Grand Duchy of Luxembourg)
SEK 2,555,994,000 5.00 per cent.
Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006
guaranteed by Millicom International Cellular S.A.
(Incorporated with limited liability in the Grand Duchy of Luxembourg) and exchangeable into Series B Shares of Tele2 AB (publ)

This Note forms part of a series designated as specified in the title (the “Notes”) of Millicom Telecommunications S.A. (the “Issuer”) constituted by the Trust Deed referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof. If the Note has not been previously exchanged, it will be mandatorily exchanged on 7 August 2006 in accordance with the Conditions.

This is to certify that this Note has a principal amount of:

SEK 14,250 (fourteen thousand, two hundred and fifty Swedish kronor).

and that the bearer of this Note is entitled on the Maturity Date, or on such earlier date as exchange is effected in accordance with the Trust Deed and the Conditions, to the Relevant Proportion of the Exchange Property (as specified and defined in the Conditions) determined in accordance with the Conditions together with interest on the U.S. dollar Equivalent Amount (as defined in accordance with the Conditions) of this Note from 7 August 2003 at the rate of 5.00 per cent. per annum determined in accordance with the Conditions payable annually in arrear on 7 February and 7 August in each year and any Additional Interest Amounts (as defined in the Conditions) and any other moneys payable in respect of this Note, in each case subject to and in accordance with the Conditions. Payments of Additional Interest Amounts and any amounts payable by the Trustee pursuant to Condition 6(d) shall be made against presentation (and in the case of such payment pursuant to Condition 6(d)) surrender and endorsement of this Note at the specified office of any Paying and Exchange Agent named below.

This Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying and Exchange Agent.

Exh 2.2-34

In witness whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Dated 7 August 2003

Millicom Telecommunications S.A.

By:	By:

Director	Director

This Note is authenticated by or on behalf of the Principal Paying and Exchange Agent.

By:

Director

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Exh 2.2-35

TERMS AND CONDITIONS

1.                                      General

(a)                                  Description

                                                The SEK 2,555,994,000 5.00 per cent. Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006 (the “Notes”) of Millicom Telecommunications S.A., a société anonyme with limited liability incorporated under the laws of the Grand Duchy of Luxembourg (the “Issuer”) are constituted by a Trust Deed (the “Trust Deed”) dated 7 August 2003 and made between the Issuer, Millicom International Cellular S.A., a société anonyme with limited liability incorporated under the laws of the Grand Duchy of Luxembourg (the “Guarantor”) and Deutsche Trustee Company Limited (the “Trustee”, which term shall include any successor as trustee).

                                                The Issuer and the Guarantor have entered into a paying and exchange agency agreement (the “Agency Agreement”) dated 7 August 2003 with the Trustee, Deutsche Bank AG London as principal paying and exchange agent, and the other paying and exchange agents named therein. The principal paying and exchange agent and the paying and exchange agents for the time being are referred to in these Conditions, respectively, as the “Principal Paying and Exchange Agent”, and the “Paying and Exchange Agents” (which expression shall include the Principal Paying and Exchange Agent).

                                                The Issuer and the Guarantor have also entered into a Calculation Agency Agreement (the “Calculation Agency Agreement”) dated 7 August 2003 with Deutsche Bank AG London as calculation agent (the “Calculation Agent” and which expression shall include any successor in such capacity under the Calculation Agency Agreement).

                                                The statements in these terms and conditions (the “Conditions”) include summaries of, and are subject to the detailed provisions of, the Trust Deed, which includes the form of the Notes and the Coupons relating to them (the “Coupons”). The Noteholders (as defined in Condition 1 (e)) and the holders of the Coupons (whether or not attached to the relevant Notes) (the “Couponholders”) are entitled to the benefit of the Trust Deed and are bound by and are deemed to have notice of all the provisions of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement applicable to them. Copies of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement are available for inspection during normal office hours by Noteholders at the registered office of the Trustee for the time being, being at the date hereof at Winchester House, 1 Great Winchester Street, London EC2N 2DB, and at the specified office(s) of the Paying and Exchange Agents. References below to “Conditions” are, unless the context requires otherwise, to the numbered paragraphs below.

(b)                                 Exchange

                                                The Notes shall be exchangeable, subject to and in accordance with these Conditions, into their respective entitlements to the Exchange Property (as defined in Condition 5 below). The Exchange Property initially comprises 8,968,400 Series B shares of SEK 5 par value each of Tele2 AB (publ), a company incorporated under the laws of Sweden (the “Tele2 B Shares”).

(c)                                  Authorisation

                                                The issuance of the Notes was authorised by the Issuer pursuant to a resolution of its board of directors passed on 24 July 2003 and the giving of the Guarantee was authorised by the Guarantor pursuant to a resolution of its board of directors passed on 11 July 2003.

(d)                                 Form, Denomination and Title

                                                The Notes are in bearer form, serially numbered, in the denomination of SEK 14,250 each with Coupons attached on issue.

Exh 2.2-35

(e)                                  Title

                                                Title to the Notes and the Coupons will pass by delivery. In these Conditions, in relation to a Note, “Noteholder” and “holder” means the bearer of any Note. The holder of any Note or Coupon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or theft or loss of it) and no person will be liable for so treating the holder.

2.                                      Status and Guarantee; Security

(a)                                  Status

                                                The Notes and Coupons constitute unconditional and unsubordinated obligations of the Issuer. secured in the manner described in Condition 2(c), and rank and will rank pari passu without preference or priority among themselves.

(b)                                 Guarantee

                                                The Guarantor has unconditionally and irrevocably guaranteed the due payment of all Fixed Interest Amounts, Accrued Interest, Discounted Interest Amounts or, as the case may be, Additional Interest Amounts payable by the Issuer under the Trust Deed, the Notes and the Coupons. Its obligations in that respect (the “Guarantee”) are contained in the Trust Deed.

                                                The payment obligations of the Guarantor under the Guarantee shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.

(c)                                  Security

                                                The Issuer’s obligations in respect of the Exchange Rights pursuant to Condition 6, redemption of the Notes and delivery of Exchange Property pursuant to Conditions 5(a) and 5(c) (other than, in any such case, payment of any Accrued Interest or Discounted Interest Amount) and in respect of Additional interest Amounts are secured in favour of the Trustee for the benefit of itself and the Noteholders, subject as provided in these Conditions and the applicable Transaction Documents, pursuant to the Trust Deed as follows:

                                                (i)                                     by an assignment by way of security of all the Issuer’s rights, title and interest in and to the Securities Lending Agreement;

                                                (ii)                                  by an assignment by way of security of all the Issuer’s rights, title and interest in and to the Agency Agreement, including the Issuer’s rights to any sums held by the Principal Paying and Exchange Agent under or pursuant to the Agency Agreement to meet payments due in respect of the Notes;

                                                (iii)                               by a share pledge agreement (governed by Swedish law) dated 7 August 2003 between the Issuer, the Trustee and Nordea Bank Sverige AB (publ) (the “Share Pledge Agreement”) and a first fixed charge over all Tele2 B Shares repaid by Deutsche Bank AG London pursuant to the Securities Lending Agreement and which is not already subject to the Share Pledge Agreement; and

                                                (iv)                              a first fixed charge over all other property comprising Exchange Property from time to time and which is not already subject to the Share Pledge Agreement.

Exh 2.2-36

                                                                                                The Issuer’s obligations in respect of Fixed Interest Amounts, Accrued Interest and Discounted Interest Amounts are secured in favour of the Trustee for the benefit of itself and the Noteholders, subject as provided in these Conditions and the applicable Transaction Documents, by a security agreement (governed by New York law) dated 7 August 2003 between the Issuer and the Trustee (the “U.S. Security Agreement”) granting a security interest in U.S. Treasury Securities together with, inter alia, all financial assets, cash and any other property held in or credited to the securities account referred to therein, which security interest will be perfected by the terms of a Control Agreement.

                                                                                                The property which is subject to the security referred to above in this Condition 2(c) is together referred to as the “Charged Property”.

                                                                                                “Control Agreement” means the Agreement dated 7 August 2003 between Deutsche Bank Trust Company Americas, the Issuer and the Trustee pursuant to which Deutsche Bank Trust Company Americas agrees to follow the instructions of the Trustee with respect to the U.S. Treasury Securities.

                                                                                                “Securities Lending Agreement” means the Securities Lending Agreement dated 18 July 2003 between Deutsche Bank AG London and the Issuer pursuant to which the Issuer has lent to Deutsche AG London 8,968,400 Tele2 B Shares, being the initial Exchange Property.

                                                                                                “Transaction Documents” means the Trust Deed, the Share Pledge Agreement, the U.S. Security Agreement and the Control Agreement.

                                                                                                “U.S. Treasury Securities” means six U.S. Treasury STRIPS with the following respective CUSIP Numbers and maturity dates:

CUSIP	STRJP Maturity
912833FT2	15 November 2003
912833FU9	15 May 2004
912833FV7	15 November 2004
912B33FWS	15 May 2005
912833FX3	15 November 2005
912833FY1	15 May 2006

3.                                      Covenants

                                                So long as any Note or Coupon remains outstanding (as defined in the Trust Deed), save with the prior written consent of the Trustee or as approved by any Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders or as provided in any of the Transaction Documents, the Issuer will not:

(i)                                     create or permit to subsist any mortgage, pledge, lien, security interest, charge or encumbrance or any arrangement having a like or similar effect upon all or any of the Charged Property;

(ii)                                  transfer, sell, lend, part with or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of the Charged Property.

4.                                      Interest

(a)                                  General

                                                The Notes bear interest from (and including) 7 August 2003 (the “Issue Date”) to (but excluding) the Maturity Date (as defined in Condition 5(8) below) on a fixed rate basis and an additional variable basis as provided below.

Exh 2.2-37

(b)                                 Fixed Rate Interest

                                                (i)                                     Each Note bears interest on its U.S. dollar Equivalent Amount at the rate of 5.00 per cent. per annum (the “Fixed Interest Rate”), payable in U.S. dollars semi-annually in arrear in equal installments on 7 February and 7 August of each year (each a “Fixed Interest Payment Date”) commencing on 7 February 2004. The amount of fixed rate interest payable in respect of each Note on each Fixed Interest Payment Date is U.S.$43.18 (the “Fixed Interest Amount”). The period beginning on (and including) the Issue Date and ending on (but excluding) the first Fixed Interest Payment Date, and each successive period beginning on (and including) a Fixed Interest Payment Date and ending on (but excluding) the next successive Fixed Interest Payment Date, is called a “Fixed Interest Period”.

                                                (ii)                                  The amount of interest payable in respect of any period which is not a Fixed Interest Period shall be calculated by the Calculation Agent on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed and rounded, if applicable to the nearest cent, half a cent being rounded down.

                                                (iii)                               Each Note will cease to bear interest upon its redemption on the Maturity Date or, if earlier, on the relevant Settlement Date, provided that if delivery of any of the Exchange Property per Note (as defined in Condition 5(b) below) and/or payment of any amount due is improperly withheld or refused, such Note shall continue to bear interest (both before and after judgment). In such case, interest will accrue on such Note in accordance with the provisions of this Condition until the earlier of (x) the day on which all such Exchange Property per Note and all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (y) the day seven days after the Noteholders have been notified by the Issuer pursuant to Condition 18 of receipt of all such Exchange Property per Note and all sums due in respect of the Notes up to that seventh day (except to the extent that there is failure in the subsequent delivery or payment to the relevant Noteholders under these Conditions).

                                                (iv)                              For the avoidance of doubt (x) if the Settlement Date in respect of any such redemption falls on a Fixed Interest Payment Date, the Fixed Interest Amount payable on such date shall be payable on each such Note and (y) on redemption of a Note on the Maturity Date, the Fixed Interest Amount payable on the Fixed Interest Payment Date which is the Maturity Date shall be payable on such Note.

                                                (v)                                 “U.S. dollar Equivalent Amount” means, in respect of each Note of SEK 14,250 principal amount, U.S.$1,727.27.

                                                (vi)                              All calculations of any Fixed Interest Amount will be made by the Calculation Agent as regards each Noteholder on the basis of the total number of Notes held by such Noteholder at any relevant time.

Exh 2.2-38

(c)                                  Additional Interest

                                                (i)                                     Each Note entitles the relevant Noteholder to receive an additional interest payment equal (subject to the provisions of paragraph (ii) below) to the Net Amount of any Cash Distribution (each as defined below), such amount to be calculated by the Calculation Agent (rounded, if applicable, to the nearest whole unit of the relevant currency, with half a unit being rounded down) and paid in relation to each such Note on the basis of a fraction, the numerator of which is one and the denominator of which shall correspond to the total number of Notes which are outstanding at such time, of the relevant Cash Distribution (the “Additional Interest Amount”). Additional Interest Amounts will be payable in the currency in which the relevant Cash Distribution is paid, and will be paid within 20 Business Days (as defined below) of the date of payment of the relevant Cash Distribution, which date of payment of such Cash Distribution and payment of the Additional Interest Amount shall be notified by the Issuer to the Noteholders in accordance with Condition 18 and to the Luxembourg Stock Exchange (so long as the Notes are listed on the Luxembourg Stock Exchange) within five Business Days following the date of payment of the relevant Cash Distribution.

                                                (ii)                                  Subject as provided in the next sentence, any such Additional interest Amount shall be payable in respect of all such Cash Distributions (i) paid as aforesaid up to and including the relevant Settlement Date (as defined in Condition 5(b)) and/or (ii) declared before, but paid after, the relevant Settlement Date and, for the avoidance of doubt, such Cash Distributions shall not form part of the Exchange Property. If the right to such Cash Distribution shall accrue directly to the relevant Noteholder upon receipt of the relevant Exchange Property following a redemption of the Notes pursuant to Condition 5, 6 or 14, the Issuer shall have no obligation to pay any Additional Interest Amount in respect of such Cash Distribution.

                                                (iii)                               For the purposes of these Conditions: “Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks and foreign exchange markets are open for general business in New York City, London and Luxembourg. “Cash Distributions” means any Distribution and/or Capital Repayments (each as defined in Condition 5(b)) paid in cash. “Net Amount” means in respect of any Cash Distribution, an amount equal to the amount thereof as would be receivable by the Issuer after any deduction or withholding therefrom for or on account of any Swedish tax (in the case of Tele2 B Shares) or as the case may be, tax imposed by the Relevant Jurisdiction (in the case of any other Exchange Property) (calculated on the assumptions, whether or not this is the case, (i) that the Issuer is the legal and beneficial holder of the relevant Tele2 B Shares comprising the Exchange Property or, as the case may be, of such other Exchange Property and that dividend or distribution on the record date or dividend or distribution payment date concerned and does not hold them through a Swedish permanent establishment and (ii) has made all claims as are or would be available to it under any double taxation treaty between Luxembourg or Sweden (in the case of Tele2 B Shares) or the Relevant Jurisdiction (in the case of any other Exchange Property) or otherwise to reduce the amount of any such withholding or deduction to the greatest available extent). “Relevant Jurisdiction” means the jurisdiction in which the relevant payer of the Cash Distribution is resident for tax purposes.

5.                                      Redemption

                                                The Notes may not be redeemed otherwise than in accordance with this Condition 5. Condition 6 or Condition 14.

Exh 2.2-39

                                                (a)                                  Mandatory Exchange at Maturity

                                                                                                Unless otherwise previously redeemed and exchanged or purchased and cancelled in accordance with these Conditions, each outstanding Note will be mandatorily redeemed on 7 August 2006 (the “Maturity Date”) by delivery by or on behalf of the Issuer on the relevant Settlement Date to, or to the account of, the relevant Noteholder of the Relevant Proportion of the Exchange Property per Note as at the last day of the relevant Calculation Period (as defined in Condition 5(b)).

                                                (b)                                 Definitions

                                                                                                For the purposes of these Conditions: “Accrued Interest” means, in respect of each Note, the accrued interest on the U.S. dollar Equivalent Amount of such Note at the Fixed Interest Rate from (and including) the previous Fixed Interest Payment Date (or, if none, the Issue Date) to (but excluding) the relevant Settlement Date calculated in accordance with the provisions of Condition b)(ii) by the Calculation Agent and rounded, if applicable to the nearest cent, half a cent being rounded down.

                                                “Calculation Period” means:

                                                (i)                                     with respect to a Mandatory Exchange pursuant to Condition 5(8), a period of 15 consecutive Trading Days ending on, and including, the sixth Trading Day immediately preceding the Maturity Date;

                                                (ii)                                  with respect to any early redemption of the Notes pursuant to Condition 5(c), the period of 10 consecutive Trading Days ending on, and including, the six Trading Day preceding the relevant Redemption Date; and

                                                (iii)                               with respect to a Voluntary Exchange pursuant to Conditions 6(b) and (c), a period of 10 consecutive Trading Days beginning on the third Trading Day following the relevant Notification Date. For this purpose, “Trading Day” shall, if applicable, be the Trading Day corresponding to the Predominant Exchange Security.

                                                “Capital Repayments” means any repayment or redemption in whole or in part, whether or not in cash, of any Exchange Securities or of any other property or assets comprising the Exchange Property.

                                                “Closing Price” means, with respect to a Trading Day on which an Exchange Security is listed on the Exchange, the closing price of such Exchange Security on the Exchange at the close of such Trading Day (as published by the Exchange). If the Exchange Securities are quoted in a currency other than SEK, conversions to SEK of the Closing Price of the Exchange Securities will be made at the Relevant Rate in effect on the relevant Trading Day.

                                                “CMV” means, with respect to the Exchange Property per Note on any Valuation Day, the current market value thereof, being the aggregate amount calculated by the Calculation Agent of:

                                                (i)                                     the VWAP of publicly-traded Exchange Securities included in the Exchange Property on such Valuation Day as determined by the Calculation Agent in consultation with the Expert;

                                                (ii)                                  in the case of any publicly-traded Exchange Securities in respect of which the VWAP is not available, the Closing Prices of such Exchange Securities on such Valuation Day, all as determined by the Calculation Agent in consultation with the Expert;

Exh 2.2-40

                                                (iii)                               in the case of all other publicly-traded Exchange Securities and assets included in the Exchange Property on such Valuation Day for which a value cannot be determined pursuant to paragraph (i) or (ii) above, their fair market value as determined by the Expert; and (iv) in respect of any Exchange Property Cash included in the Exchange Property on such Valuation Day, the amount of such cash on such Valuation Day, in each case converted (if necessary) into SEK at the Relevant Rate in effect on the relevant Valuation Date, and provided that:

                                                (a)                                  for the purposes of paragraphs (i) and (ii) above, if such VWAP or Closing Prices are not available on any Valuation Day (whether by reason of a suspension of trading In the relevant securities or otherwise) or there is a Market Disruption Event on any such Valuation Day, then the CMV of the relevant Exchange Securities shall be determined in accordance with paragraph (iii) above; and

                                                (b)                                 for the purposes of paragraphs (i), (ii) and (iii) above, if, where applicable, the Valuation Date of any Non-Predominant Exchange Security does not fall on the same Valuation Date as the Predominant Exchange Security, then, for the purposes of determining CMV, the VWAP or, as the case may be, the Closing Price of any such Non-Predominant Exchange Security shall be calculated using the relevant VWAP or, as the case may be, the Closing Price applicable on the first Valuation Date for such Non-Predominant Exchange Security immediately preceding the Valuation Date for the Predominant Exchange Security. “Daily Relevant Proportion” means, for each Valuation Day in the relevant Calculation Period, a ratio determined by the Calculation Agent as follows:

                                                                                                (i)                                     if the CMV on such Valuation Day is less than or equal to SEK 285 (the “Minimum Threshold Price”), one;

                                                                                                (ii)                                  if the CMV an such Valuation Day is less than the Maximum Threshold Price (as defined below) but greater than the Minimum Threshold Price, the following:

285
CMV	; and

                                                                                                (iii)                               if the CMV on such Valuation Day is greater than or equal to SEK 370.5 (the “Maximum Threshold Price”), the following:

85.5
1 -(	CMV	).

                                                “Discounted Interest Amount” means, in respect of each Note, an amount in U.S. dollars, calculated by the Calculation Agent (rounded, if applicable, to the nearest cent, half a cent being rounded down), equal to the aggregate amount of all, and any part of any, unmatured Fixed Interest Amounts relating to such Note in respect of Fixed Interest Payment Dates falling after the relevant Settlement Date and up to and including the Maturity Date. discounted from the Maturity Date to the relevant Settlement Date at the Discount Rate. “Discount Rate” shall be the rate per annum determined by the Calculation Agent as follows:

                                                (i)                                     the Discount Rate shall be determined through the use of interpolation for the length of the period from (and including) the relevant Settlement Date until (but excluding) the Maturity Date (the “Discount Rate Determination Period”) by reference to the U.S. dollar offer rates appearing on the Reuters Screen page LIBOR 01 as of 11.00 a.m. London time on the day that is two London Banking Days before the relevant Settlement Date;

Exh 2.2-41

                                                (ii)                                  if such rates do not appear on such page as of 11.00 hours (London time) on the day that is two London Banking Days before the relevant Settlement Date then:

                                                (a)                                  if the Discount Rate Determination Period is one year or less, the Discount Rate shall be determined through the use of interpolation for the Discount Rate Determination Period by reference to the rates determined mutatis mutandis in accordance with the procedures described under “USD-LIBOR-Reference Banks” in the ISDA Definitions (as defined below), where: “Designated Maturity” means the length of the Discount Rate Determination Period; “London Banking Day” means a day on which commercial banks are open for I’Reset Date” shall be two London Banking Days immediately prior to the relevant Settlement Date;

                                                (b)                                 if the Discount Rate Determination Period is more than one year:

                                                                                                (i)                                     the Discount Rate shall be determined through the use of interpolation for the length of the Discount Rate Determination Period by reference to the mid swap rates for U.S. dollar swaps, expressed as a percentage, which appear on the Reuters Screen page ISDAFIXl as of 11.00 a.m. New York City time on the day that is two London Banking days before the relevant Settlement Date;

                                                                                                (ii)                                  if such rates do not appear on such page as of 11.00 a.m. New York City time on the day that is two London Banking Days before the relevant Settlement Date then the Discount Rate shall be determined through the use of interpolation for the Discount Rate Determination Period by reference to the rates determined mutatis mutandis in accordance with the procedures described under “USD-LIBOR-Reference Banks” as referred to in sub-paragraph (a) above.

                                                “Distribution” means, in respect of any Exchange Property, any cash, property or other assets paid, made or transferred by or on behalf of, or charged and provided for in the accounts of, the relevant issuer of or obligor under any such Exchange Property to holders or owners of such Exchange Property, including, but not limited to, evidence of indebtedness, interest, dividends, income, benefits or other rights derived from, and the granting for free of additional Exchange Securities or other property, assets or rights, subscription rights or put-options against the issuer of or obligor under, any such Exchange Property.

                                                “Early Closure” means the closure on any Trading Day of the Exchange prior to its scheduled weekday closing time unless such earlier closing time is announced by such Exchange at least one hour prior to the actual closing time for the regular trading session on such Exchange on such Trading Day.

                                                “Exchange” means Stockholmsborsen AB. For the purposes of these Conditions, except where the context otherwise requires, references to the Exchange shall, if the Exchange Securities or the relevant Exchange Securities are not listed on the Exchange at the relevant time, be construed as references to such other United States, Canadian, Japanese, Hong Kong, Australian or European Union (as it exists today) regulated stock exchange or to any other similarly regulated markets on which Exchange Securities or the relevant Exchange Securities are primarily so listed at such time, as selected by the Calculation Agent, following the advice of an Expert if there are more than one (with preference to be given to the regulated stock ex change with the highest average trading volume of Exchange Securities or the relevant Exchange Securities).”Exchange Disruption” means, in respect of any publicly-traded Exchange Security, any event (other than a Trading Disruption or an Early Closure) that disrupts or impairs (in the opinion of the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, such Exchange Security on the relevant Exchange.

                                                “Exchange Period” means, subject to Condition 9(b), the period commencing on and including 17 September 2003 to and including the date which is 25 Trading Days prior to the Maturity Date.

Exh 2.2-42

                                                “Exchange Property” means, initially, the 8,968,400 Tele2 B Shares constituting the initial Exchange Property, and subsequently such Exchange Securities, Exchange Property Cash and/or other property constituting for the time being the Exchange Property in accordance with these Conditions. “Exchange Property Cash” means any cash for the time being comprised in the Exchange Property.

                                                “Exchange Property per Note” means, with respect to each Note to be redeemed and exchanged, a fraction of the Exchange Property, the numerator of which fraction shall be one and the denominator of which shall correspond to the total number of Notes (including the Note which is the subject of such exchange) which are outstanding at such time (excluding for this purpose the number of Notes “in respect of which the Exchange Right has been exercised by any Noteholder where the relevant Exchange Property has not yet been delivered, as well as such undelivered Exchange Property), such fraction of the Exchange Property initially comprising 50 Tele2 B Shares.

                                                “Exchange Securities” means any part of the Exchange Property comprising shares, options, warrants, bonds, debentures, or other negotiable or transferable securities or instruments, subject to adjustment in accordance with these Conditions.

                                                “Expert” means an independent investment bank or, for the purposes of the determination of any assets other than Exchange Securities pursuant to paragraph (iii) of the definition of CMV above, an independent appraiser, in each case of international repute selected by the Calculation Agent in consultation with the Issuer and approved in writing by the Trustee.

                                                “ISDA Definitions” means the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. without regard to any subsequent edition or amendment.

                                                “Issuer’s Specified Proportion” means, in relation to each Note being redeemed, a ratio equal to one minus the Relevant Proportion, the Maximum Proportion or, as the case may be, the Minimum Proportion.

                                                “Mandatory Exchange” means a redemption of the Notes pursuant to the provisions of Condition 5(8) or (c).

                                                “Market Disruption Event” means, in respect of any publicly-traded Exchange Security, the occurrence or existence of (i)(a) a Trading Disruption or (b) an Exchange Disruption, in each case on any relevant Trading Day and which the Calculation Agent determines is material. At any time during the one hour period that ends at the close of such Trading Day. or (ii) an Early Closure.

                                                “Maximum Proportion” means the Relevant Proportion of any Exchange Property per Note which would be deliverable assuming CMV is equal to the Minimum Threshold Price on each Trading Day in the relevant Calculation Period (i.e., 100 per cent. of the Exchange Property per Note).

                                                “Minimum Proportion” means the Relevant Proportion of any Exchange Property per Note which would be deliverable assuming CMV is equal to the Maximum Threshold Price on each Trading Day in the relevant Calculation Period (i.e., 76.92 per cent. of the Exchange Property per Note).

                                                “Non-Predominant Exchange Security” means, where relevant, any Ex change Security other than the Predominant Exchange Security.

                                                “Predominant Exchange Security” means, if at any time there is more than one type or series of Exchange Security in the Exchange Property, such type or series of Exchange Security which the Calculation Agent considers to represent the largest proportion or weighting in the Exchange Property.

                                                “Redemption Date” has the meaning provided in Condition 5(c).

                                                “Relevant Proportion” means the sum, calculated by the Calculation Agent, of the Daily Relevant Proportion for each Valuation Day in the relevant Calculation Period divided by the number of Valuation Days in such Calculation Period.

Exh 2.2-43

                                                “Relevant Rate” means on any day, and, in respect of the conversion of one currency into another currency, the rate of exchange between such currencies appearing on Reuters page ECB 37 on that day, or, if that page is not available or that rate of exchange does not appear on that page on that day, the rate of exchange between such currencies appearing on such other screen or information service, or determined in such other manner, as the Calculation Agent shall determine.

                                                “SEK” means Swedish krona.

                                                “Settlement Date” means the date for the delivery of any Exchange Property and/or cash pursuant to these Conditions which shall be (i) in the case of a Voluntary Exchange of the Notes pursuant to Condition 6(a), the 10th Trading Day following the relevant Notification Date and (ii) in the case of all other redemptions of the Notes pursuant to the Conditions, the sixth Trading Day following the end of the relevant Calculation Period.

                                                “Tax Event” means the withholding or deduction required to be made for any Luxembourg taxes in respect of any pay to be made in respect of any of the Notes.

                                                “Trading Day” means, in respect of any publicly-traded Exchange Security forming part of the Exchange Property at the relevant time, any Business Day on which the relevant Exchange is open for trading other than a day on which trading ceases prior to its regular weekday closing time.

                                                “Trading Disruption” means, in respect of any publicly-traded Exchange Security, any suspension of, or limitation imposed on, trading by the relevant Exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by such Exchange or otherwise relating to such Exchange Security.

                                                “Valuation Day” means (i) in respect of any publicly-traded Exchange Security, the relevant Trading Day and (ii) in respect of any non-publicly-traded Exchange Security or other property or asset forming part of the Exchange Property at the relevant time, the Business Day falling on suchTrading Day.

                                                “Voluntary Exchange” means a redemption of the Notes pursuant to these Conditions, other than a Mandatory Exchange.

                                                “VWAP” means, in respect of any publicly-traded Exchange Securities forming part of the Exchange Property on any Valuation Day, the volume weighted average trading price for such Exchange Securities published as the normal quote on Bloomberg’s AQR (average quote recap) page for such Valuation Day; provided that, if at any time after the commencement of the relevant Calculation Period and prior to the relevant Settlement Date, the publicly-traded Exchange Securities shall have been quoted ex-dividend, ex-Distribution or ex-any other entitlement to another security or asset and during some other part of such period shall have been quoted cum-dividend, cum-Distribution or cum-any other entitlement to another security or asset, then the trade prices on the Valuation Days during such period on which the publicly-traded Exchange Securities shall have been quoted cum-dividend, cum-Distribution or cum-any other entitlement to another security or asset shall, for the purpose of this definition, be deemed to be the amount thereof reduced by an amount equal to the value of such dividend, Distribution or other entitlement per publicly-traded Exchange Security.

(c)                                  Early Mandatory Exchange following an Event of Default

                                                The Issuer shall, within 15 Trading Days of any notice delivered pursuant to Condition 14 or the date of any Event of Default arising pursuant to Condition 14(d) (the “Redemption Date”), redeem the Notes (in whole but not in part) by:

                                                (i)                                     delivering to the Noteholders in respect of each Note held by them, the Maximum Proportion of the Exchange Property per Note as at the last day of the relevant Calculation Period; and

Exh 2.2-44

                                                (ii)                                  paying to such Noteholder in respect of each such Note an amount equal to the aggregate of (x) the Accrued Interest and (y) the Discounted Interest Amount.

6.                                      Exchange Rights

(a)                                  Voluntary Exchange by Noteholders

                                                At any time during the Exchange Period, and except as otherwise provided herein, each Noteholder will have the right (the “Exchange Right”) to have each of its Notes redeemed by Exchange for the Minimum Proportion of the Exchange Property per Note calculated as at the Notification Date (as defined in paragraph (d) below).

                                                Without prejudice to Condition 4(b), no Accrued Interest or Discounted Interest Amount shall be payable in respect of any Note for which an Exchange Notice shall have been given pursuant to this Condition 6(a).

(b)                                 Voluntary Exchange by Noteholders following a Tax Event

                                                The Issuer shall, as soon as reasonably practicable and in any event not later than seven days after the occurrence of a Tax Event, give notice to the Trustee and the Noteholders, in accordance with Condition 18, of such Tax Event.

                                                Before giving such notice in relation to a Tax Event, the Issuer will deliver to the Trustee a certificate signed by a duly authorised officer of the Issuer stating, and setting forth a statement of the facts showing, that a Tax Event has occurred, and an opinion of independent counsel confirming the same.

                                                If any Noteholder exercises its Exchange Right in respect of any Note at any time during the period commencing on the date of the notice of any such Tax Event and, subject to the provisions of Condition 7(b)(vi) below, ending on the 60th day thereafter, such Note shall be redeemed on the relevant Settlement Date by:

                                                (i)                                     delivering to the Noteholders in respect of each Note the subject of any such exercise, the Relevant Proportion of the Exchange Property per Note as at the relevant Notification Date; and

                                                (ii)                                  paying to such Noteholder in respect of each such Note, an amount equal to the aggregate of (x) the Accrued Interest and (y) the Discounted Interest Amount.

(c)                                  Voluntary Exchange by Noteholders following a Take-Over Offer

                                                The Issuer shall as soon as reasonably practicable and in any event no rater than the seventh Trading Day following the making of any Offer (as defined in Condition 9(a)), notify the Calculation Agent, the Trustee and the Principal Paying and Exchange Agent and the Noteholders of such Offer in accordance with Condition 18. If any Noteholder exercises its Exchange Right in respect of any Note at any time during the period commencing on the date of such notice and, subject to the provisions of Condition 7(b)(vi) below, ending on the 60th day after such Offer becomes or is declared unconditional, such Note shall be redeemed on the relevant Settlement Date by:

                                                (i)                                     delivering to the Noteholders in respect of each Note the subject on any such exercise, the Relevant Proportion of the Exchange Property per Note as at the relevant Notification Date; and

(ii)                                  paying to such Noteholder in respect of such Note, an amount equal to the aggregate of (x) the Accrued Interest and (y) the Discounted Interest Amount.

Exh 2.2-45

(d)                                 Procedure for exercising Exchange Rights and for Mandatory Exchange

                                                Subject to the provisions of this Condition 6(d), each Noteholder may exercise its Exchange Right in respect of any of its Notes during the Exchange Period by delivering the relevant Note or Notes together with a duly executed exchange notice in, or substantially in, the form set forth in the Agency Agreement (each an “Exchange Notice”) to the specified office of any Paying and Exchange Agent outside the United States.

                                                As a precondition to any delivery of Exchange Property and any payment pursuant to a Mandatory Exchange, a Noteholder shall be required to deliver the relevant Note or Notes together with a duly executed Exchange Notice to the specified office of any Paying and Exchange Agent outside the United States by not later than six, Business Days prior to the relevant Settlement Date.

                                                The Exchange Notice will be considered given on the Trading Day immediately following the date on which the relevant Note or Notes and the Exchange Notice are deposited at the specified office of the relevant Paying and Exchange Agent, before 14.00 hours on a business day (being a day, other than a Saturday or a Sunday, on which commercial banks are open) in the city where the relevant Paying and Exchange Agent’s specified office is located. The date on which such Exchange Notice shall have been so given shall be the “Notification Date”. The Exchange Notice shall specify:

                                                (i)                                     the name and address of the Noteholder;

                                                (ii)                                  the number and aggregate principal amount of Notes being exchanged;

                                                (iii)                               the Noteholder’s account at Euroclear or Clearstream, Luxembourg to be debited with such Notes and an irrevocable authorisation to Euroclear or Clearstream, Luxembourg to effect such debit;

                                                (iv)                              that the Noteholder represents and warrants that the Notes to be exchanged are owned by it (or a person for whose account it holds the Notes) free from all liens, charges, encumbrances and other third party rights;

(v)                                 in the case of Exchange Property comprising securities, the number and account name of the security account(s) at Euroclear, Clearstream, Luxembourg or such other clearing system through which such securities are cleared and which is to be credited with any such Exchange Property or, in the case of any securities comprised in the Exchange Property that are not cleared through a clearing system, the address to which any relevant certificates are to be sent, uninsured and at the risk of the relevant Noteholder;

                                                (vi)                              the number and account name of an SEK account in Stockholm to which any Exchange Property comprising cash, and of a U.S. dollar account with a bank in New York City to which any Accrued Interest and Discounted Interest Amount, is to be paid by or on behalf of the Issuer;

Exh 2.2-46

                                                (vii)                           (in the case of an exercise of Exchange Rights only and not on a Mandatory Exchange) that the Noteholder represents and warrants that, at the time of signing and delivery of the Exchange Notice, (A) it understands that the Tele2 B Shares and/or any other part of the Exchange Property to be transferred upon redemption of the Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and (B) it is not a U.S. person nor acting for the account or benefit of a U.S. person (as defined in Regulation S under the Securities Act, “Regulation S”) and is located outside the United States within the meaning of Regulation S, is acquiring the Tele2 B Shares and/or any other part of the Exchange Property to be transferred upon redemption of the Notes in an offshore transaction (as defined in Regulation S) in accordance with Rule 903 of Regulation S and understands that the Tele2 B Shares and/or any other part of the Exchange Property may not be delivered within the United States upon redemption of the Notes and may not be resold in the United States except pursuant to an exemption from the registration requirements of the Securities Act; and

                                                (viii)                        that such Noteholder authorises the production of such Exchange Notice in any applicable administrative or legal proceedings.

                                                If, in the case of a Mandatory Exchange, the Exchange Notice and the relevant Note or Notes are not delivered to the specified office of a Paying and Exchange Agent outside the United States by not later than six Business Days prior to the relevant Settlement Date, then (1), if the Settlement Date is a Fixed Interest Payment Date, the Fixed Interest Amount will be paid in accordance with Condition 10(a) on such Fixed Interest Payment Date and (2) the relevant Exchange Property and any cash amount (other than any such Fixed Interest Amount) due to the relevant Noteholders will be paid or delivered to the Trustee or as the Trustee may direct on the relevant Settlement Date. All of such Exchange Property shall be sold by or on behalf of the Trustee (without the Trustee having any responsibility for any loss occasioned thereby) as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with the allotment and sale thereof) the net proceeds of sale (converted where applicable into SEK) together with any such cash amount paid to the Trustee shall be held by or on behalf of the Trustee and distributed rateably to the holders of the relevant Notes in accordance with Condition 10(a) or in such other manner as the Trustee shall determine and notify to Noteholders in accordance with Condition 18. The amount of such net proceeds of sale and any such cash amount paid as aforesaid payable to a holder pursuant to this paragraph shall be treated for all purposes as discharging the Issuer’s obligations in respect of the relevant Notes.

                                                The Trustee shall have no obligation or liability in respect of any sale of Exchange Property whether for the timing of any such sale or the price at which any such Exchange Property are sold or the inability to sell any such Exchange Property, or at the rate at which the net proceeds of any such sale are converted into SEK.

                                                Once delivered to the Paying and Exchange Agent, an Exchange Notice will be irrevocable. Any determination as to whether any purported Exchange Notice has been duly completed and properly delivered shall be made by the Paying and Exchange Agent and shall, save in the case of a manifest error, be conclusive and binding on the Issuer, the Guarantor, the Trustee, the Paying and Exchange Agents and the relevant Noteholder. In the event that any expenses are payable by a Noteholder arising out of the exercise of the Exchange Right, the Noteholders will make payments to the account specified by the relevant Paying and Exchange Agent.

Exh 2.2-47

7.                                      Settlement and Other Miscellaneous Provisions

(a)                                  Settlement

                                                The Calculation Agent shall notify the Issuer and the Principal Paying and Exchange Agent, no later than 17.00 hours (London time) on the fifth Trading Day immediately preceding the relevant Settlement Date, of the Relevant Proportion, the Maximum Proportion or, as the case may be, the Minimum Proportion of the Exchange Property per Note to be transferred by or on behalf of the Issuer to each Noteholder pursuant to Condition 5 or 6, as well as, where applicable, any cash amount (including any Accrued Interest and Discounted Interest Amount) due to each Noteholder (including in respect of any fractional Exchange Security as described in Condition 7(b)(vi)).

                                                The Issuer shall cause, on or before the relevant Settlement Date, the Relevant Proportion, the Maximum Proportion or, as the case may be, the Minimum Proportion of the Exchange Property per Note and any cash amount in respect of all Notes being redeemed to be transferred to the relevant Noteholders. Such transfer shall be made, in respect of any Exchange Property comprising Exchange Securities or cash in the case of any Voluntary Exchange, to such securities and/or cash accounts and otherwise as specified in the relevant Exchange Notices other than any Fixed Interest Amount payable, which shall be paid as provided in Condition 10(a).

(b)                                 Miscellaneous provisions applicable to both mandatory and voluntary redemption

                                                (i)                                     Settlement Disruption Event

                                                If a Settlement Disruption Event occurs on the Settlement Date, and delivery of any Exchange Securities cannot be effected on the Settlement Date, then solely for purposes of this Condition 7(b)(i), the Settlement Date with respect to such Exchange Securities will be postponed until the first succeeding calendar day on which delivery can take place through a national or international settlement system or in any other commercially reasonable manner.

                                                “Settlement Disruption Event” means an event beyond the control of the Issuer as a result of which any central securities depositary cannot settle the book-entry transfer of such securities on such date.

                                                (ii)                                  Exchange Property Record Date

                                                A Noteholder shall, upon redemption of each Note, be deemed to be a holder of record on the Notification Date (in the case of a Voluntary Exchange), the Maturity Date (in the case of Condition 5(a)) or the relevant Redemption Date (in the case of Condition 5(c)), as the case may be, of all Exchange Securities and/or the owner of any other propertyor assets included in the Exchange Property and, in each case, comprised in the Relevant Proportion, the Maximum Proportion or, as the case may be, the Minimum Proportion of the Exchange Property per Note.

Exh 2.2-48

                                                If any Cash Distribution is paid by or on behalf of the Issuer in respect of any such Exchange Securities or other such property or assets during the period from (but excluding) the Notification Date, the Maturity Date or the relevant Redemption Date, as the case may be, to (and including) the relevant Settlement Date (as extended pursuant to Condition 7(b)(i) (which Cash Distribution has not otherwise been, or will be, paid in the form of an Additional Interest Amount to the relevant Noteholder(s) in accordance with the provisions of Condition 4(c)), then the Issuer shall make a cash payment (converted, if not in SEK, into SEK at the Relevant Rate on the date the relevant Cash Distribution is paid) in respect of each such Exchange Security in the Net Amount of such Cash Distribution per Exchange Security (and any cash amount received in respect of any fractional Exchange Security shall be increased by the amount of such Cash Distribution attributable to such fraction) or applicable for such other property or assets delivered, by transfer to the cash account specified by the exchanging Noteholder in its Exchange Notice or, in the case of any redemption of Notes pursuant to Condition 5, to the relevant Noteholder in accordance with the provisions of Condition 10(a).

                                                If an Adjustment Event (as defined in Condition 8(b)) occurs during the period from (but excluding) the Notification Date, the Maturity Date or the relevant Redemption Date, as the case may be, to (and including) the Settlement Date (as extended pursuant to Condition 6(b)(i) which would have resulted in an adjustment to the Exchange Property per Note to be delivered to any Noteholder upon redemption of any Note had such Adjustment Event occurred prior to the Notification Date, Maturity Date or other relevant Redemption Date, as the case may be, the Issuer will (unless it is able to confer on or deliver to such Noteholder an irrevocable entitlement to or in respect of any additional Exchange Property arising from such adjustment) deliver, or procure the delivery of, such additional Exchange Property, as soon as reasonably practicable after receipt thereof, to such Noteholder in accordance with the provisions of Condition 7.

                                                (iii)                               Release of Exchange Property

                                                Upon delivery of Exchange Property pursuant to these Conditions or upon any purchase and cancellation of the Notes, the Exchange Property per Note in respect of the relevant Notes shall be released from the security referred to in Condition 2(c), shall cease to be part of the Exchange Property and the Exchange Property shall be reduced accordingly (and, in the case of a purchase and cancellation of any Notes, the Exchange Property per Note in respect of the relevant Notes shall be retained by, or delivered to, the Issuer). Any such release from security may only be made in accordance with the terms of the Trust Deed, the Share Pledge Agreement and the U.S. Security Agreement.

                                                Upon delivery of Exchange Property pursuant to these Conditions, the Issuer’s Specified Proportion of the Exchange Property per Note shall cease to be part of the Exchange Property and shall be released from the security referred to in Condition 2(c) and retained by, or delivered to, the Issuer, and the Exchange Property shall be reduced accordingly.

                                                (iv)                              Taxes or Duties

                                                Each Noteholder will be responsible for the payment of any and all stamp, transfer, registration or other taxes or duties (if any) arising on the exercise of Exchange Rights and on the transfer, delivery or other disposition of Exchange Property by the Issuer. None of the Issuer or any Paying and Exchange Agent will impose any charge upon the exercise of Exchange Rights.

Exh 2.2-49

                                                (v)                                 Fractions Arising on Exchange

                                                No fraction of an Exchange Security or any other property comprising the Exchange Property which is not divisible shall be delivered on redemption of the Notes, and any such fraction will be rounded down to the nearest whole multiple of an Exchange Security or unit of any such other property. In the case of a fractional Exchange Security, the Issuer shall make a cash payment in SEK to Noteholders (provided that no payment shall be made to a Noteholder if it would otherwise be less than SEK 250) equal in value to the product of (a) the fraction of such Exchange Security to which such Noteholder would otherwise be entitled and (b) the CMV of such Exchange Security, rounded to the nearest SEK 0.10, with SEK 0.05 being rounded upwards, except that, in the case of any redemption pursuant to Condition 6(a), CMV shall be calculated by the Calculation Agent over the two-day period comprising the relevant Notification Date and the immediately following Trading Day and taking the average of the relevant values (rounded to the nearest SEK 0.10, with SEK 0.05 being rounded upwards). The Exchange Property to be delivered to any Noteholder shall be calculated on the basis of the aggregate number of Notes held by such Noteholder and to be redeemed at any one time or, as the case may be, the aggregate number of Notes in respect of which Exchange Rights shall have been exercised by such Noteholder pursuant to the relevant Exchange Notice, prior to determining whether any fractional Exchange Property exists.

                                                (vi)                              Effect of Suspension Periods

                                                In the event of the Exchange Rights being suspended in accordance with the provisions of Condition 9(b) during any period referred to in Condition 6(b) or (c), then any such period shall be extended by the number of days during which such Exchange Rights were so suspended.

                                                (vii)                           Inability to deliver

                                                If, at any time when the transfer or delivery to any Noteholder of any property (including the Exchange Securities) is required, such transfer or delivery would be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation in any applicable jurisdiction (including but not limited to the inability of any Noteholder to give the necessary certification requirements pursuant to these Conditions for the Exchange of the Note), the Issuer will instead pay an amount in cash equal to the Realised Value (as defined below) of the relevant property. The Issuer will pay such amount in cash to the relevant Noteholder not later than seven days following the determination of the Realised Value and otherwise in accordance with directions given by the relevant Noteholder as provided in the relevant Exchange Notice. Such payment of an amount equal to the Realised Value shall satisfy in full the Issuer’s obligations to deliver the Exchange Property to the Noteholders as contemplated by these Conditions.

                                                “Realised Value” means:

                                                (i)                                     where the property concerned is actually disposed of, in the open market or otherwise, on an arm’s length basis (as certified by an independent merchant or investment bank of international repute selected by the Issuer and approved in writing by the Trustee) in good faith within 21 days after such property was due to be delivered, the net proceeds of such disposal (after deduction of any costs and expenses properly incurred, not including the costs and expenses of such independent merchant or investment bank) converted (if necessary) into Swedish Krona at the spot buying rate of the independent merchant or investment bank prevailing on the date such proceeds are received; or

Exh 2.2-50

                                                (ii)                                  where the relevant property is not actually disposed of within such 21-day period,the Swedish Krona amount (net of any costs and expenses which would have been properly incurred, not including the costs of the independent Merchant or investment bank) the Issuer would, in the opinion of an independent merchant or investment bank of international repute selected by the Issuer and approved in writing by the Trustee, be able to realise in respect of the property concerned (which may for these purposes include cash), by exercising reasonable efforts to sell the same in the open market within 21 days after such property was due to be defivered; or

                                                (iii)                               subject as provided below, if, for the purposes of paragraph (ii) above, the relevant merchant or investment bank is satisfied that an open market for the relevant property existed at no time during such 21-day period, the Swedish Krona amount (net of any costs and expenses which would have been properly incurred, not including the costs of such merchant or investment bank) as the Issuer would, in the opinion of such merchant or investment bank at the time such opportunity first occurs, be able to realise in respect of the relevant property by exercising reasonable efforts to sell (whether in the open market or otherwise) the relevant property at the first available opportunity during the period of six months following the expiry of such 21-day period; or

                                                (iv)                              if such merchant or investment bank is satisfied at the end of the six-month period referred to in paragraph (iii) above that the Issuer would not, despite exercising reasonable efforts, have been able to sell the relevant property during such period, zero.

8.                                      Exchange Property Adjustments

                                                The following provisions shall govern the composition of the Exchange Property as of any date of determination.

(a)                                  Initial Exchange Property

                                                The Exchange Property will initially comprise 8,968,400 Tele2 B Shares and will be subject to adjustment only in accordance with Condition 8(b).

(b)                                 Adjustment Events

                                                The composition of the Exchange Property will be adjusted upwards or downwards as follows under the following circumstances (an “Adjustment Event”):

                                                (i)                                     Subdivision, Consolidation or Reclassification

                                                If there shall have occurred a subdivision, consolidation or reclassification of any Exchange Securities or any other Exchange Property, then the securities resulting from such subdivision, consolidation or reclassification, so far as attributable to the Exchange Securities or to such other Exchange Property, shall be included in the Exchange Property.

Exh 2.2-51

                                                (ii)                                  Rights Issues

                                                If further Exchange Securities or any other Exchange Property, or options, warrants or rights to subscribe, purchase or acquire, or convert into, Exchange Securities or any other Exchange Property shall be offered by way of rights to holders of Exchange Securities or the owners of such other Exchange Property (each a “Rights Issue”), then (provided that it is possible to sell such rights under applicable law and/or the terms of the Rights Issue) there shall be added to the Exchange Property such number of Exchange Securities or options, warrants or rights or such amount of such other Exchange Property as could be subscribed or purchased if sufficient rights are sold on an arm’s length basis in good faith to enable the whole of the balance of such rights to be taken up (after the deduction of costs and expenses in connection therewith). For the avoidance of doubt, and without prejudice to the terms of this Condition 8(b)(ii), there shall be no obligation on the Issuer to subscribe rights offered to it in any Rights Issue and, to the extent that it is not possible to sell such rights under applicable law and/or the terms of the Rights Issue, there will be no addition to the Exchange Property in the event of a Rights Issue.

                                                Any Exchange Securities or other Exchange Property or options, warrants or rights taken up pursuant to this paragraph shall be added to and form part of the Exchange Property.

                                                Pending application of the provisions of this paragraph, such rights shall form part of the Exchange Property.

                                                (iii)                               Bonus Issues, Distributions and Reorganisations

                                                If any one of the following occurs:

(a)                                  Exchange Securities or other securities are issued credited as fully paid to holders of Exchange Securities or the owners of such other Exchange Property by way of capitalisation of profits or reserves or in lieu of the whole or any part of any cash dividend or interest under such Exchange Securities or such other Exchange Property;

(b)                                 any Distributions or Capital Repayments (other than Cash Distributions or securities by way of a bonus issue as described in paragraph (a)) are distributed or made to holders of Exchange Securities or the owners of such other Exchange Property;

(c)                                  pursuant to any scheme of arrangement, reorganisation, amalgamation, merger, demerger or reconstruction of any company or companies (whether or not involving liquidation or dissolution), any further shares or other securities, any evidence of indebtedness or assets (including cash) are issued, transferred or distributed to holders of Exchange Securities, then such shares, other securities, Distributions, Capital Repayments, evidences of indebtedness, cash or other assets received in relation to the relevant event, so far as attributable to the Exchange Property, shall be included as part of the Exchange Property. For the avoidance of doubt, any Cash Distribution corresponding to any Additional Interest Amount paid, or to be paid, to the Noteholders pursuant to Condition 4(c) shall not form part of the Exchange Property.

                                                (iv)                              Other Adjustment Events

                                                If the Calculation Agent (with the prior written approval of the Trustee) determines that an adjustment should be made to the Exchange Property as a result of one or more events or circumstances not referred to in paragraph (b)(i), (ii) or (iii) (even if the relevant event is, or circumstances are, specifically excluded from the operation of paragraph (b)(i), (ii) or (iii)), the Calculation Agent, after consultation with the Issuer and the Expert, shall determine as soon as practicable what adjustment (if any) to the Exchange Property is fair and reasonable to take account of such event(s) or circumstance(s) and the date on which such adjustment should take effect in accordance with such determination.

Exh 2.2-52

(c)                                  Notice

                                                The Issuer shall give notice to the Trustee and to the Noteholders in accordance with Condition 18 and to the Luxembourg Stock Exchange (so long as the Notes are listed on the Luxembourg Stock Exchange) of any change (or, at the Issuer’s discretion, any prospective change) in the composition of the Exchange Property as soon as reasonably practicable following such change (or, if the notice is given in respect of a prospective change, at such time as the Issuer shall determine), including details of the Exchange Property per Note following such change.

(d)                                 Determination

                                                If any doubt shall arise as to whether an Adjustment Event has occurred, or as to the adjustment to be made to the composition of the Exchange Property or as to the Exchange Property per Note, a determination by the Calculation Agent (having first consulted with the Expert) in respect thereof shall (save in the case of manifest error) be final and binding on the Issuer, the Guarantor, the Trustee, the Noteholders and the other Agents.

(e)                                  Voting Rights in respect of the Exchange Property

                                                The Issuer will be entitled to exercise such voting rights attaching to any Exchange Security or any other Exchange Property that it may be entitled to at its discretion. The Noteholders shall have no voting or other rights attaching to any Exchange Security or any other Exchange Property prior to exchange.

9.                                      General Offers

(a)                                  Acceptance of Offers

                                                In the event of an Offer for any Exchange Security, the Issuer shall have absolute discretion to accept such Offer (and as to any alternative consideration) or reject such Offer, provided that (1) the Issuer will not accept such Offer (a) prior to the Specified Date (as defined below) in respect thereof and (b) unless the value of the consideration offered for such Exchange Security pursuant to the Offer (the “Offer Consideration”) is equal to or greater than the value of such Exchange Security, and (2), subject as provided in (1) above, where the terms of the Offer are such that the Issuer may decide whether to accept the Offer Consideration in the form of cash or securities, if the Issuer accepts the Offer, the Issuer shall accept the type of Offer Consideration which has the highest value. For the avoidance of doubt, (i) the Issuer may announce its intention, to accept any Offer prior to the Specified Date, and (ii) if there are two simultaneous Offers, the Issuer may accept either Offer (including the Offer which includes the lower Offer Consideration) or neither Offer. The value of such Exchange Security and the value of any Offer Consideration will be determined by the Calculation Agent in consultation with the Expert.

                                                If the Issuer accepts such Offer (or, if the Exchange Securities are subject to compulsory acquisition), then, with effect from the Final Date (as defined below), the Exchange Property will consist, in whole or in part, of the Offer Consideration, or the consideration received pursuant to such compulsory acquisition.

                                                Except for Offers made pursuant to compulsory acquisitions in accordance with applicable legislation, the Issuer will not accept any Offer in respect of such part of the Exchange Property which would be deliverable to those Noteholders who have exercised Exchange Rights in respect of Notes prior to the suspension of the Exchange Rights as provided below.

Exh 2.2-53

                                                The Issuer shall at all times be entitled at its discretion, in relation to any shares or other securities owned or controlled by it or in respect of which it is entitled to exercise voting rights (whether or not such shares or securities comprise Exchange Property), to vote on, exercise its rights in respect of, or otherwise participate in (or in any such case refrain from doing so), any scheme of arrangement, reorganisation, amalgamation, merger, demerger or reconstruction of any company or companies (whether or not involving liquidation or dissolution), as it thinks fit.

                                                For the purposes of this Condition 9(a):

                                                “Final Date” means, in relation to any Offer, the date upon which the Offer Consideration is made available to the holders of the Exchange Securities.

                                                “Offer” means an offer to acquire by Exchange or purchase any Exchange Securities, whether expressed as a legal offer, an invitation to tender or in any other way, in circumstances where such offer is available to all holders of the relevant securities or all such holders other than any holder who is, or is connected with, or is or is deemed to be acting in concert with, the person making such offer or to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any stock Exchange in the territory, it is determined not to make such offer.

                                                “Specified Date” means, in relation to any Offer, the final date for acceptance of such Offer which, if such Offer is, prior to such final date, extended, shall be the final date for acceptance of the extended Offer.

(b)                                 Suspension of Exchange Rights

                                                The Exchange Rights shall be suspended from and including (i) the sixth Trading Day prior to the Specified Date (assuming the date then scheduled to be the Specified Date will in fact be the Specified Date) until the acceptance of the relevant Offer is withdrawn or the relevant Offer lapses or becomes or is declared unconditional in all respects and (ii) the date any vote is cast in relation to any applicable scheme referred to in paragraph (a) above, which is approved by the required majority, until the same is approved or rejected by any relevant judicial or other authority or otherwise is or becomes or is declared to be effective or the like. Notice of any such period of suspension (including the commencement and termination thereof) will be given by the Issuer to the Trustee, the Principal Paying and Exchange Agent and to the Noteholders in accordance with Condition 18.

10.                               Payments

(a)                                  Payment

                                                Payment of any Fixed Interest Amount due on any Interest Payment Date will be made against presentation and surrender of the relevant Coupons at the specified office of any Paying and Exchange Agent (subject to Condition 10(b)). Such payments will be made by transfer to a U.S. dollar account maintained with a bank in New York City specified by the relevant Noteholder.

                                                Payment of any Additional Interest Amounts and any amounts payable by the Trustee to Noteholders pursuant to Condition 6(d) shall be made against presentation (and, in the case of any such payment pursuant to Condition 6(d), surrender) of the relevant Note at the specified office of any Paying and Exchange Agent (subject to Condition 10(b)), and (in the case of payment of any Additional Interest Amount) the amount of such payment shall be noted on the relevant Note. Such payments will be made in SEK by transfer to an SEK account maintained with a bank in Stockholm specified by the relevant Noteholder.

                                                Payment of all other amounts will be made as provided in these Conditions.

Exh 2.2-54

(b)                                 U.S. Paying and Exchange Agent

                                                Payments of Fixed Interest Amounts and Additional Interest Amounts may only be made at the specified offices of Paying and Exchange Agents outside the United States of America. Payments of Fixed Interest Amounts may be made at the specified office of a Paying and Exchange Agent in New York City if (i) the Issuer shall have appointed Paying and Exchange Agents with specified offices outside the United States of America with the reasonable expectation that such Paying and Exchange Agents would be able to make payment at such offices of the Fixed Interest Amounts on the Notes in full in U.S. dollars when due, (ii) payment in full of such amount at all specified offices of the Paying and Exchange Agents outside the United States of America is illegal or effectively precluded by Exchange controls or other similar restrictions, and (iii) the relevant payment is permitted by applicable U.S. law.

(c)                                  Due Date Not a Business Day

                                                If the due date for any payment in respect of any Note or Coupon (or any later date on which a Note or Coupon is presented for payment if presentation is so required) is not a Business Day and (where presentation of the relevant Note or Coupon is required) a business day in the place of presentation, then the holder will not be entitled to the relevant payment until the next day which is a Business Day and (where presentation of the relevant Note or Coupon is required) a business day in the place of presentation, and will not be entitled to any interest or other payment in respect of any such delay.

(d)                                 Coupon

                                                Coupons in respect of any Fixed Interest Payment Date falling after the Settlement Date in respect of the related Note will be void and no payment will be made in respect thereof.

(e)                                  Payments subject to fiscal laws

                                                All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations.

(f)                                    Prescription

                                                Claims in respect of payment in respect of the Notes will become void 10 years (in the case of principal) and five years (in the case of interest) after the date on which such payment was due.

11.                               Repurchase of Notes

                                                The Issuer, or any of its subsidiaries or affiliates, may at any time purchase Notes at any price in the open market or in privately negotiated transactions, provided that all unmatured Coupons are attached thereto and that such purchases are in compliance with applicable laws and stock exchange regulations. All Notes and Coupons which are so purchased will be cancelled and may not be reissued or resold.

Exh 2.2-55

12.                               Withholding Taxes

                                                All payments of the Fixed Interest Amount, Accrued Interest, Additional Interest Amount, Discounted Interest Amount and all other amounts in respect of the Notes or Coupons by or on behalf of the Issuer or the Guarantor shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Luxembourg or any political subdivision thereof or any authority therein or thereof having power to tax or of any other jurisdiction, unless such withholding or deduction is required by law. If any such withholding or deduction is so required, the relevant payment shall be made subject to and after any such withholding or deduction and no additional amounts shall be payable by the Issuer or the Guarantor, as the case may be, in respect of such withholding or deduction.

13.                               Consolidation

                                                The Issuer will not consolidate with or merge into any other corporation or corporations, unless the corporation formed by such consolidation, or into which the Issuer shall have been merged, shall have expressly assumed in writing the due and punctual payment of all amounts on all the Notes and the due and punctual performance and observance of all of the covenants and conditions of the Notes and the provisions of the Transaction Documents to be performed or observed by the Issuer. In case of any such consolidation or merger, and following such an assumption by the successor corporation, such successor corporation will succeed to and be substituted for the Issuer with the same effect as if it had been named herein. In the event of any such sale or merger, the Issuer or any successor corporation which will theretofore have become such in the manner described in this Condition 13 will be discharged from all obligations and covenants under the Notes and the Agency Agreement and may be liquidated and dissolved.

14.                               Events of Default

                                                The following will be Events of Default (each an “Event of Default”) with respect to the Notes:

(a)                                  Payment Delivery Default

the Issuer fails to pay when due any amount in respect of, and/or to deliver when due Exchange Property in exchange for, the Notes and the Guarantor fails to pay when due any amounts under the Guarantee and in any such case such failure continues for a period of five Business Days or more;

(b)                                 Breach of Agreement

the Issuer or the Guarantor fails to comply with any of their respective other covenants or agreements contained in any Transaction Document, the Notes or the Agency Agreement and such default (i) is, in the opinion of the Trustee, incapable of remedy; or (ii) being a default which is, in the opinion of the Trustee, capable of remedy, remains unremedied for 30 days or such longer period as the Trustee may agree after the Trustee has given written notice thereof to the Issuer or the Guarantor, as the case may be;

(c)                                  Cross-Default

                                                (i)                                     any indebtedness for borrowed money of the Issuer is not paid when due or (as the case may be) within any originally applicable grace period;

                                                (ii)                                  any indebtedness for borrowed money of the Issuer becomes due and payable prior to its stated maturity otherwise than at the option of the Issuer; or

Exh 2.2-56

                                                (iii)                               the Issuer fails to pay when due any amount payable by it under any guarantee or indemnity in respect of any indebtedness for borrowed money of any other person, provided that the aggregate principal amount of all such indebtedness for borrowed money is at least U.S.$10,000,000 (or the equivalent in any other currency or currencies);

(d)                                 Bankruptcy

the Issuer or the Guarantor (i) becomes insolvent or (ii) has entered into a voluntary arrangement with its creditors, or is in liquidation or subject to any analogous proceedings under any applicable law.

                                                If any Event of Default shall have occurred, the Trustee at its discretion may, and if so requested in writing by holders of at least one-quarter in principal amount of the outstanding Notes or if so directed by an Extraordinary Resolution of the Noteholders shall, subject to the Trustee having been indemnified or provided with security to its satisfaction, give written notice to the Issuer declaring the Notes to be due and redeemable whereupon they will become immediately due and redeemable in accordance with the provisions of Condition 5(c).

15.                               Agents

(a)                                  Agents of the Issuer

                                                The Agents (other than the Calculation Agent), when acting in that capacity, are acting solely as agents of the Issuer and the Guarantor and do not assume any obligation towards or relationship of agency or trust for or with any Noteholder. The Calculation Agent shall act as an independent expert and not as an agent for the Issuer, the Guarantor or the Noteholders. All calculations and determinations pursuant to these Conditions by the Calculation Agent pursuant to these Conditions (including in determining whether an Adjustment Event has occurred and any adjustments to the composition of the Exchange Property, as to the Exchange Property per Note, the Relevant Proportion and related matters) shall (save in the case of manifest error) be final and binding on the Issuer, the Guarantor, the Trustee, the Noteholders and the other Agents.

(b)                                 Agents

                                                The names of the initial Paying and Exchange Agents and their specified offices are set out below. The Issuer and the Guarantor reserve the right under the Agency Agreement at any time with the prior written approval of the Trustee to remove any Paying and Exchange Agent, and to appoint other or further Paying and Exchange Agents, provided that they will at all times maintain Paying and Exchange Agents having specified offices in (i) London, (ii) one city in continental Western Europe (which shall be Luxembourg, so long as the Notes are listed on the Luxembourg Stock Exchange) and (iii) in a European Union member state that will not be obliged to deduct tax pursuant to any European Union Directive on the taxation of savings, implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive. In addition, the Issuer and the Guarantor shall forthwith appoint a Paying and Exchange Agent in New York City in the circumstances described in Condition 10(b) above (if there is no such Paying and Exchange Agent at the time) and shall after such circumstances arise maintain such a Paying and Exchange Agent. Notice of any such removal or appointment and of any change in the specified office of any Paying and Exchange Agent will be given as soon as practicable to the Noteholders in accordance with Condition 18.

Exh 2.2-57

16.                               Meetings of Noteholders. Modification and Waiver. Entitlement of Trustee, Substitution, Change and Indemnification of Trustee

                                                The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the terms and conditions of the Notes or any provisions of the Transaction Documents. Such a meeting may be convened by the Issuer, the Guarantor, the Trustee or at the request of Noteholders holding not less than 10 per cent. in principal amount of the Notes for the time being outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing more than one-half in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the principal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Transaction Documents, the Agency Agreement or the Notes (including modifying the maturity of the Notes or the dates on which interest is payable on them, reducing or cancelling the principal amount of, or Fixed Interest Amount or Additional Interest Amount payable on, or varying the method of calculating the rate of such interest or reducing the minimum rate of such interest on, the Notes or changing the currency of payment in respect of the Notes or modifying or cancelling the Exchange Rights or the security in respect of the Exchange Rights or modifying or cancelling the Guarantee or modifying or cancelling any rights relating to Mandatory Exchange of the Notes), the quorum shall be one or more persons holding or representing not less than three-quarters in principal amount of the Notes for the time being outstanding, or at any adjourned su ch meeting one or more persons holding or representing not less than one-quarter in principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and all Couponholders. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. in principal amount of Notes outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

                                                The Trust Deed provides that the Trustee may agree, without the consent of the Noteholders, to any modification (subject to certain exceptions as provided in the Trust Deed) of, or to any waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Transaction Documents or the Agency Agreement, or may determine that any condition, event or act which, but for such determination, would constitute an Event of Default shall not be treated as such which in any such case, in the opinion of the Trustee, is not materially prejudicial to the interests of the Noteholders or to any modification of any of these Conditions of the Notes or any of the provisions of the Transaction Documents or the Agency Agreement which is (in the opinion of the Trustee) of a formal, minor or technical nature or which is made to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver, authorisation or determination shall be binding on the Noteholders and, unless the Trustee agrees otherwise, any such modification shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 18.

                                                In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, but without limitation, any modification, waiver, authorisation or substitution<*>, the Trustee shall have regard to the interests of the Noteholders as a class and, in particular, but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled: to require, nor shall any Noteholder be entitled to claim, from the Issuer or the Guarantor or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

Exh 2.2-58

                                                The Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Noteholders, to the substitution at any time or times of any other entity in the place of the Issuer as the principal debtor (a “Substituted Principal Obligor”) under the Trust Deed, the Transaction Documents and the Notes. By subscribing to or purchasing the Notes, the Noteholders expressly consent to any such substitution of the Issuer and expressly consent to the release of the Issuer from any and all obligations in respect of the Notes and are deemed to have expressly accepted such substitution. Such agreement shall be subject to the relevant provisions of the Trust Deed, including an irrevocable and unconditional guarantee by the Issuer (jointly and severally with the Guarantor unless the Guarantor is the Substituted Principal Obligor) in form and substance satisfactory to the Trustee, the making of appropriate arrangements to safeguard the Exchange Rights and the preparation of a supplement with certain supplementary information in relation to the Substituted Principal Obligor to be filed with the Luxembourg Stock Exchange (as long as the Notes are listed on the Luxembourg Stock Exchange). Notice of the substitution will be given by the Issuer to the Noteholders in accordance with Condition 18.

                                                Notice of the retirement and removal of the Trustee will be given by the Issuer to the Noteholders in accordance with Condition 18. The Trust Deed contains general provisions for the retirement and removal of the Trustee.

                                                The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment or taking steps to enforce the Exchange Rights unless indemnified to its satisfaction. The Trustee has no responsibility for delivery of Exchange Property to Noteholders nor for the validity or value of the Exchange Property nor for any insufficiency of the Exchange Property resulting from any shortfall arising under the Securities Lending Agreement or from the Trustee or the Issuer being liable for tax in respect of the Exchange Property.

                                                The Trustee is entitled to enter into business transactions with the Issuer, the Guarantor and/or any other entity whose securities are from time to time comprised in the Exchange Property or any entity related to any of them without accounting for any profit as more particularly described in the Trust Deed.

                                                Any certificate or report or determination of the Calculation Agent or the Expert or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of the Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts therein (and shall, in absence of manifest error, be conclusive and binding on all parties).

                                                For the avoidance of doubt, articles 86 to 94-8 of the Luxembourg company law of 1st August 1925 on commercial companies, as amended, are excluded.

17.                               Replacement of Notes

                                                If any Note or Coupon is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Paying and Exchange Agent in Luxembourg upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

Exh 2.2-59

18.                               Notices

                                                All notices regarding the Notes will be valid if published in a leading newspaper having general circulation in London (which is expected to be the Financial Times) and, for so long as Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Any such notice will be deemed to have been given on the date of the first publication. If publication as provided above is not practicable, notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

19.                               Enforcement

(a)                                  The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer or the Guarantor as it may think fit to enforce the provisions of the Transaction Documents and the Notes, but it shall not be bound to take any proceedings or any other action in relation to the Transaction Documents or the Notes unless (i) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding, and (ii) it shall have been indemnified and/or secured to its satisfaction.

(b)                                 No Noteholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

(c)                                  No person shall have any right to enforce any term or condition of the Conditions or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

20.                               Governing Law and Submission to Jurisdiction

(a)                                  The Trust Deed, the Notes and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)                                 The Issuer and the Guarantor have agreed in the Trust Deed, for the benefit of the Trustee and the Noteholders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed and the Notes and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with the Trust Deed or the Notes may be brought in such courts.

(c)                                  The Issuer and the Guarantor have irrevocably waived in the Trust Deed any objection which they may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum.

Exh 2.2-60

(d)                                 Nothing contained in this Condition shall limit any right of the Trustee or subject to this Condition any Noteholder to take Proceedings against the Issuer or the Guarantor, as the case may be, in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(e)                                  The Issuer and the Guarantor have appointed Metro International UK Limited at 3rd Floor, Interpark House, 7 Down Street, London W1J 7AJ as their agent for service of process in respect of any Proceedings in England and have undertaken in the Trust Deed that, in the event of such agent ceasing so to act or ceasing to be registered or to have a place of business in England, they will appoint another person (approved by the Trustee) as their agent for service of process in England in respect of any Proceedingsin England.

(f)                                    Nothing herein shall affect the right to serve process in any other manner permitted by law.

                                                Millicom Telecommunications S.A. (registered with the Luxembourg Register of Commerce and Companies (“Registre de Commerce et des Sociétés”)) under number B 64899 was incorporated, for unlimited duration, as a limited liability company under Luxembourg law by notarial deed on 3 June 1998 published in the “Mémorial, Journal Officiel du Grand-Duché de Luxembourg, Recueil Spécial des Sociétés et Associations” number 633 on 7 September 1998. The Articles of Association of the Issuer have been amended several times and most recently by notarial deed in Luxembourg on 26 June 2002.

                                                The Articles of Association of the Issuer are filed with the Trade and Company Registrar of the District Court of Luxembourg.

                                                The Issuer’s registered office is at 75, route de Longwy, L-8080 Bertrange.

                                                The Issuer’s authorised capital is fixed at €39,775,025 divided into 1,591,001 shares with a par value of €25, each of which is fully paid up.

                                                The Issuer’s payment obligations in respect of Fixed Interest Amounts, Accrued Interest, Discounted Interest Amounts or, as the case may be, Additional Interest Amounts under the Notes or Coupons are unconditionally and irrevocably guaranteed by the Guarantor.

                                                The Issuer’s obligations in respect of the (Exchange Rights) pursuant to Condition 6, redemption of the Notes and delivery of Exchange Property pursuant to Conditions 5(a) and 5(c) (other than, in any such case, payment of any Accrued Interest or Discounted Interest Amount) and in respect of Additional Interest Amounts are secured in favour of the Trustee for the benefit of itself and the Noteholders, subject as provided in these Conditions and the Transaction Documents, pursuant to the Trust Deed as follows:

                                                (i)                                     by an assignment by way of security of all the Issuer’s rights, title and interest in and to the Securities Lending Agreement;

                                                (ii)                                  by an assignment by way of security of all the Issuer’s rights, title and interest in and to the Agency Agreement, including the Issuer’s rights to any sums held by the Principal Paying and Exchange Agent under or pursuant to the Agency Agreement to meet payments due in respect of the Notes;

                                                (iii)                               by a share pledge agreement (governed by Swedish law) (the “Share Pledge Agreement”) dated 7 August 2003 between the Issuer, the Trustee and Nordea Bank Sverige AB (publ) and a first fixed charge over all Tele2 B Shares repaid by Deutsche Bank AG London pursuant to the Securities Lending Agreement (which are not otherwise charged by means of the Share Pledge Agreement); and

                                                (iv)                              a first fixed charge aver all other property comprising Exchange Property from time to time.

                                                The Issuer’s obligations in respect of Fixed Interest Amounts, Accrued Interest and Discounted Interest Amounts are secured in favour of the Trustee for the benefit of itself and the Noteholders, subject as provided in these Conditions and the Transaction Documents by a security agreement (governed by New York law) dated 7 August 2003 between the Issuer and the Trustee granting a security interest in U.S. Treasury Securities, which security interest will be perfected by the terms of a Control Agreement.

Exh 2.2-61

PRINCIPAL PAYING AND EXCHANGE AGENT

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB

PAYING AND EXCHANGE AGENT

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg

Exh 2.2-62

Form of Fixed Rate Interest Coupon

On the front:

MILLICOM TELECOMMUNICATIONS S.A., société anonyme
(Registered office: 75, route de Longwy, L-8080 Bertrange)
(R.C.S.. Luxembourg B 64899)

SEK 2,555,994,000 5.00 per cent. Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006 guaranteed by Millicom International Cellular S.A.

Notes in the principal amount of SEK 14,250.

Coupon (calculated on the U.S. dollar Equivalent Amount of each Note of U.S.$1,727.27) for the amount of U.S.$43.18 payable on 7 February and 7 August 2004/2005/2006.

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Paying and Exchange Agents set out on the reverse hereof (or any further or other Paying and Exchange Agents or specified offices duly appointed or nominated and notified to the Noteholders).

If the Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

MILLICOM TELECOMMUNICATIONS S.A.

By:	By:

Director	Director

Cp No.	Denomination	ISIN	Series	Certif. No.

XS0173345140

Exh 2.2-63

On the back:

PRINCIPAL PAYING AND EXCHANGE AGENT

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB

PAYING AND EXCHANGE AGENT

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg

Exh 2.2-64

Schedule 2
Part 1
Form of Temporary Global Note

ISIN: XS0173345140

Millicom Telecommunications S.A., société anonyme
(Registered office: 75, route de Longwy, L-8080 Bertrange)
(R.C.S. Luxembourg B 64899)
(Incorporated for an unlimited duration, with limited liability in the Grand Duchy of Luxembourg)
SEK 2,555,994,000 5.00 per cent.
Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006
guaranteed by Millicom International Cellular S.A.
(Incorporated with limited liability in the Grand Duchy of Luxembourg) and exchangeable into Series B Shares of Tele2 AB (publ)

Temporary Global Note

This is to certify that the bearer is entitled to the relevant proportion of the Exchange Property (as defined in the Conditions and as determined in accordance with the Conditions) payable in respect of Notes in respect of the principal amount not exceeding

Two billion, five hundred and fifty-five million, nine hundred and ninety-four thousand Swedish kronor (SEK 2,555,994,000)

on the Maturity Date, or such earlier date as exchange is effected in accordance with the Trust Deed (as defined below) and with the terms and conditions (the “Conditions”) of the Notes designated above (the “Notes”) set out in Schedule 1 to the trust deed dated 7 August 2003 (the “Trust Deed”) between Millicom Telecommunications S.A. (the “Issuer”), Millicom International Cellular S.A. (the “Guarantor”) and Deutsche Trustee Company Limited (the “Trustee”), upon presentation and surrender of this Temporary Global Note and to pay interest at the rate of 5.00 per cent. per annum on the U.S. dollar Equivalent Amount (as defined in the Conditions) of each Note in arrear on 7 February and 7 August in each year and any Additional Interest Amounts, as defined and in accordance with the Conditions and any other moneys payable in respect of this Note, in each case subject to and in accordance with the Conditions. If this Note has not been previously exchanged, it will be mandatorily exchanged on 7 August 2006 (in accordance with the Conditions).

On or after 17 September 2003 (the “Exchange Date”) this Temporary Global Note may be exchanged in whole or part (free of charge to the holder) by its presentation and, on exchange in full, surrender to or to the order of the Principal Paying and Exchange Agent for interests in a permanent global note (the “Global Note”) in bearer form in an aggregate principal amount equal to the principal amount of this Temporary Global Note submitted for exchange with respect to which there shall be presented to the Principal Paying and Exchange Agent a certificate dated no earlier than the Exchange Date from Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) substantially to the following effect:

“CERTIFICATE
Millicom Telecommunications S.A., société anonyme
(Incorporated for an unlimited duration, with limited liability in the Grand Duchy of Luxembourg)

Exh 2.2-65

SEK 2,555,994,000 5.00 per cent.
Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006 guaranteed by Millicom International Cellular S.A.
(Incorporated with limited liability in the Grand Duchy of Luxembourg) and exchangeable into Series B Shares of Tele2 AB (publ)
Common Code 017334514 ISIN XS0173345140 (the “Notes”)

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set out below (our “Member Organisations”) substantially to the effect set out in the temporary global note in respect of the Notes, as of the date hereof, SEK • principal amount of the Notes (1) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (2) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (3) above (whether or not also described in clause (1) or (2)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of such temporary global Note excepted in such certificates and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisation with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Yours faithfully

[EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System] or [CLEARSTREAM BANKING, SOCIÉTÉ ANONYME]

By:	Dated:	“

Exh 2.2-66

Any person appearing in the records of Euroclear or Clearstream, Luxembourg as entitled to an interest in this Temporary Global Note may require the exchange of an appropriate part of this Temporary Global Note for an equivalent interest in the Global Note by delivering or causing to be delivered to Euroclear or Clearstream, Luxembourg a certificate dated not more than 15 days before the Exchange Date in substantially the following form (copies of which will be available at the office of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg):

“CERTIFICATE
Millicom Telecommunications S.A., société anonyme
(Incorporated for an unlimited duration, with limited liability in the Grand Duchy of Luxembourg)
SEK 2.555,994,000 5.00 per cent.
Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006
guaranteed by Millicom International Cellular S.A.
(Incorporated with limited liability in the Grand Duchy of Luxembourg) and exchangeable into Series B Shares of Tele2 AB (publ)
Common Code 017334514 ISIN XS0173345140 (the “Notes”)

To:	Euroclear Bank S.A./N.V., as operator of the Euroclear System or Clearstream Banking, société anonyme

This is to certify that as of the date hereof, and except as set out below, the Notes held by you for our account (1) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (2) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (3) above (whether or not also described in clause (1) or (2)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to that date on which you intend to submit your certificate relating to the Notes held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

Exh 2.2-67

This certificate excepts and does not relate to SEK • principal amount of such interest in the Notes in respect of which we are not able to certify and as to which we understand exchange for an equivalent interest in the Global Note (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceeding.

Dated:

By:

[Name of person giving certificate]
As, or as agent for the beneficial owner(s) of the above Notes to which this certificate relates.”

Upon any exchange of a part of this Temporary Global Note for an equivalent interest in the Global Note the portion of the principal amount hereof so exchanged or increased shall be endorsed by or on behalf of the Principal Paying and Exchange Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced (in the case of an exchange) for all purposes by the amount so exchanged.

The Global Note will be exchangeable in accordance with its terms for definitive Notes (the “Definitive Notes”) in bearer form.

This Temporary Global Note is subject to the Conditions and the Trust Deed and until the whole of this Temporary Global Note shall have been exchanged for equivalent interests in the Global Note its holder shall be entitled to the same benefits as if he were the holder of the Global Note for interests in which it may be exchanged (or the relevant part of it as the case may be) except that (unless exchange of this Temporary Global Note for the relevant interest in the Global Note shall be improperly withheld or refused by or on behalf of the Issuer) no person shall be entitled to receive any payment on this Temporary Global Note or to exercise Exchange Rights in respect of any Notes represented by this Temporary Global Note.

This Temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying and Exchange Agent.

This Temporary Global Note shall be governed by and construed in accordance with English law.

Exh 2.2-68

In witness whereof the Issuer has caused this Temporary Global Note to be signed on its behalf.

Dated 7 August 2003

Millicom Telecommunications S.A.

By:	By:

Director	Director

This Temporary Global Note is authenticated by or on behalf of the Principal Paying and Exchange Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Exh 2.2-69

Schedule of Reduction in Principal Amount of the Temporary Global Note

The following increases or reductions in the principal amount of the Notes in respect of which this Temporary Global Note is issued have been made as a result of exchanges of an interest in this Temporary Global Note for an interest in the Global Note (as defined in the Trust Deed):

Date of Exchange	Amount of decrease in principal amount of this Temporary Global Note	Principal amount of this Temporary Global Note following such decrease	Notation made by or on behalf of the Principal Paying and Exchange Agent

Exh 2.2-70

Millicom Telecommunications S.A. (registered with the Luxembourg Register of Commerce and Companies (“Registre de Commerce et des Sociétés”) under number B 64899 was incorporated, for unlimited duration, as a limited liability company under Luxembourg law by notarial deed on 3 June 1998 published in the “Mémorial, Journal Officiel du Grand-Duché de Luxembourg, Recueil Spécial des Sociétés et Associations” number 633 on 7 September 1998. The Articles of Association of the Issuer have been amended several times and most recently by notarial deed in Luxembourg on 26 June 2002.

The Articles of Association of the Issuer are filed with the Trade and Company Registrar of the District Court of Luxembourg.

The Issuer’s registered office is at 75, route de Longwy, L-8080 Bertrange.

The Issuer’s authorised capital is fixed at €39,775,025 divided into 1,591,001 shares with a par value of €25, each of which is fully paid up.

The Issuer’s payment obligations in respect of Fixed Interest Amounts, Accrued Interest, Discounted Interest Amounts or, as the case may be, Additional Interest Amounts under the Notes or Coupons are unconditionally and irrevocably guaranteed by the Guarantor.

The Issuer’s obligations in respect of the (Exchange Rights) pursuant to Condition 6, redemption of the Notes and delivery of Exchange Property pursuant to Conditions 5(a) and 5(c) (other than, in any such case, payment of any Accrued Interest or Discounted Interest Amount) and in respect of Additional Interest Amounts are secured in favour of the Trustee for the benefit of itself and the Noteholders, subject as provided in these Conditions and the Transaction Documents, pursuant to the Trust Deed as follows:

(i)            by an assignment by way of security of all the Issuer’s rights, title and interest in and to the Securities Lending Agreement;

(ii)           by an assignment by way of security of all the Issuer’s rights, title and interest in and to the Agency Agreement, including the Issuer’s rights to any sums held by the Principal Paying and Exchange Agent under or pursuant to the Agency Agreement to meet payments due in respect of the Notes;

(iii)          by a share pledge agreement (governed by Swedish law)(the “Share Pledge Agreement”) dated 7 August 2003 between the Issuer, the Trustee and Nordea Bank Sverige AB (publ) and a first fixed charge over all Tele2 B Shares repaid by Deutsche Bank AG London pursuant to the Securities Lending Agreement (which are not otherwise charged by means of the Share Pledge Agreement); and

(iv)          a first fixed charge over all other property comprising Exchange Property from time to time.

The Issuer’s obligations in respect of Fixed Interest Amounts, Accrued Interest and Discounted Interest Amounts are secured in favour of the Trustee for the benefit of itself and the Noteholders, subject as provided in these Conditions and the Transaction Documents by a security agreement (governed by New York law) dated 7 August 2003 between the Issuer and the Trustee granting a security interest in U.S. Treasury Securities, which security interest will be perfected by the terms of a Control Agreement.

Exh 2.2-71

Schedule 2
Part 2
Form of Global Note

ISIN: XS0173345140

Millicom Telecommunications S.A., société anonyme
(Registered office: 75, route de Longwy, L-8080 Bertrange)
(R.C.S. Luxembourg B 64899)
(Incorporated for an unlimited duration, with limited liability in the Grand Duchy of Luxembourg)
SEK 2,555,994,000 5.00 per cent.
Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006
guaranteed by Millicom International Cellular S.A.
(Incorporated with limited liability in the Grand Duchy of Luxembourg) and exchangeable into Series B Shares of Tele2 AB (publ)

Global Note

This is to certify that the bearer is entitled to the relevant proportion of the Exchange Property (as defined in the Conditions and as determined in accordance with the Conditions) payable in respect of Notes in respect of the principal amount not exceeding

Two billion, five hundred and fifty-five million, nine hundred and ninety-four thousand Swedish kronor (SEK 2,555,994,000)

on the Maturity Date (or such earlier date as such exchange is effected in accordance with the Trust Deed (as defined below) and with the terms and conditions (the “Conditions”) of the Notes designated above (the “Notes”) set out in Schedule 1 to the trust deed dated 7 August 2003 (the “Trust Deed”) between Millicom Telecommunications S.A. (the “Issuer”), Millicom International Cellular S.A. (the “Guarantor”) and Deutsche Trustee Company Limited (the “Trustee”), upon presentation and surrender of this Global Note and to pay interest at the rate of 5.00 per cent. per annum on the U.S. dollar Equivalent Amount (as defined in the Conditions) of each Note in arrear on 7 February and 7 August in each year and any Additional Interest Amounts, as defined and in accordance with the Conditions and any other moneys payable in respect of this Note, in each case subject to and in accordance with the Conditions. If this Note has not been previously exchanged, it will be mandatorily exchanged on 7 August 2006 (in accordance with the Conditions).

The aggregate principal amount from time to time of this Global Note shall be that amount not exceeding SEK 2,555,994,000 as shall be shown by the latest entry in the fourth column of the Schedule hereto, which shall be completed by or on behalf of the Principal Paying and Exchange Agent upon exchange of the whole or a part of the Temporary Global Note initially representing the Notes for a corresponding interest herein or upon the redemption or purchase and cancellation of or exercise of Exchange Rights in respect of Notes represented hereby or exchanged for Definitive Notes as described below.

This Global Note is exchangeable in whole but not in part (free of charge to the holder) for the Definitive Notes described below (1) if this Global Note is held on behalf of Euroclear or Clearstream, Luxembourg and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so by, in either case, such holder giving notice to the Principal Paying and Exchange Agent, or (2) if the Issuer has satisfied the Trustee

Exh 2.2-72

that it would suffer a material disadvantage in respect of the Notes which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two Directors of the Issuer is delivered to the Trustee, by the Issuer giving notice to the Principal Paying and Exchange Agent and the Noteholders, of its intention to exchange this Global Note for Definitive Notes on or after the Permanent Global Exchange Date specified in the notice.

On or after the Permanent Global Exchange Date the holder of this Global Note may surrender this Global Note to or to the order of the Principal Paying and Exchange Agent. In exchange for this Global Note, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Notes (having attached to them all Coupons in respect of interest which has not already been paid on the Global Note).

“Permanent Global Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given pursuant to (1) or (2) above and on which banks are open for business in the city in which the specified office of the Principal Paying and Exchange Agent is located and except in the case of exchange pursuant to (1) above, in the cities in which Euroclear and Clearstream, Luxembourg (each as defined under “Notices” below) are located.

Except as otherwise described herein, this Global Note is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Notes, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the date of this Global Note.

The Conditions shall be modified with respect to Notes represented by this Global Note by the following provisions:

Exchange Rights

The right to exercise Exchange Rights in respect of Notes represented by this Global Note is exercisable by presentation of this Global Note to or to the order of the Principal Paying and Exchange Agent for notation of exercise of the Exchange Rights together with one or more duly completed Exchange Notices. Delivery of an Exchange Notice will constitute confirmation by the beneficial owner of the Notes to be exchanged that the information and the representations in the Exchange Notice are true and accurate on the date of delivery.

Payments

Principal and interest in respect of this Global Note shall be paid to its holder against presentation and (if no further payment falls to be made on it) surrender of it to or to the order of the Principal Paying and Exchange Agent (or to or to the order of such other Paying and Exchange Agent as shall have been notified to the Noteholders for this purpose) which shall endorse such payment or cause such payment to be endorsed in the Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). References in the Conditions to Coupons and Couponholders shall be construed accordingly. No person shall however be entitled to receive any payment on this Global Note falling due after the Permanent Global Exchange Date, unless exchange of this Global Note for Definitive Notes is improperly withheld or refused by or on behalf of the Issuer.

Notices

So long as this Global Note is held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), notices required to be given to Noteholders may be given by their being delivered to Euroclear and Clearstream, Luxembourg, rather than by publication as required by the

Exh 2.2-73

Conditions, except that, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Any such notice given only by delivery as aforesaid shall be deemed to have been given on the second day after that on which such notice is delivered to Clearstream, Luxembourg and/or Euroclear, as the case may be, as aforesaid.

Prescription

Claims in respect of principal or interest or any other sums due in respect of this Global Note will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date. “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Principal Paying and Exchange Agent or the Trustee on or prior to such due date, the date on which the full amount having been so received, notice to that effect shall have been given to the Noteholders.

Purchase and Cancellation

Cancellation of any Note represented by this Global Note which is to be cancelled will be effected by reduction in the principal amount of this Global Note on its presentation to or to the order of the Principal Paying and Exchange Agent for notation in the Schedule hereto.

Meetings

The holder hereof shall (unless this Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each SEK 14,250 in principal amount of Notes for which this Global Note may be exchanged.

Trustee’s Powers

In considering the interests of Noteholders in circumstances where this Global Note is held on behalf Euroclear and/or Clearstream, Luxembourg, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Global Note and (b) consider such interests on the basis that such accountholders were the holder of this Global Note.

Clearing Systems

Any reference herein to Clearstream, Luxembourg and/or Euroclear shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer, the Principal Paying and Exchange Agent and the Trustee and, for so long as the Notes remain listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange.

This Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying and Exchange Agent.

This Global Note is governed by and shall be construed in accordance with English law.

Exh 2.2-74

In witness whereof the Issuer has caused this Global Note to be signed on its behalf.

Dated 7 August 2003

Millicom Telecommunications S.A.

By:	By:

Director	Director

This Global Note is authenticated by or on behalf of the Principal Paying and Exchange Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Exh 2.2-75

Schedule A
Principal Amount of this Global Note

The aggregate principal amount of this Global Note is as shown by the latest entry made by or on behalf of the Principal Paying and Exchange Agent in the fourth column below. Increases in the principal amount of this Global Note following exchanges of a part of the Temporary Global Note for interests in this Global Note and reductions in the principal amount of this Global Note following redemption or the purchase and cancellation of or exercise of Exchange Rights in respect of Notes are entered in the second and third columns below.

Date	Reason for change in the principal amount of this Global Note(1)	Amount of such change	Initial principal amount and principal amount of this Global Note following such change	Notation made by or on behalf of the Principal Paying and Exchange Agent (other than in respect of the initial principal amount)

7 August 2003			SEK zero

(1)   State whether increase/reduction following (1) exchange of part of Temporary Global Note or (2) redemption of Notes or (3) purchase and cancellation of Notes or (4) exercise of Exchange Rights.

Exh 2.2-76

Schedule B
Fixed Interest Payments in respect of this Global Note

The following payments of Fixed Interest in respect of this Global Note and the Notes represented by this Global Note have been made:

Date made	Amount of Fixed Interest due and payable	Amount of Fixed Interest paid	Notation made by or on behalf of the Principal Paying and Exchange Agent

Exh 2.2-77

Schedule C
Additional Interest Payments in respect of this Global Note

The following payments of Additional Interest Amounts in respect of this Global Note and the Notes represented by this Global Note have been made:

Date made	Amount of Additional Interest due and payable	Amount of Additional Interest paid	Notation made by or on behalf of the Principal Paying and Exchange Agent

Exh 2.2-78

Millicom Telecommunications S.A. (registered with the Luxembourg Register of Commerce and Companies (“Registre de Commerce et des Sociétés”) under number B 64899 was incorporated, for unlimited duration, as a limited liability company under Luxembourg law by notarial deed on 3 June 1998 published in the “Mémorial, Journal Officiel du Grand-Duché de Luxembourg, Recueil Spécial des Sociétés et Associations” number 633 on 7 September 1998. The Articles of Association of the Issuer have been amended several times and most recently by notarial deed in Luxembourg on 26 June 2002.

The Articles of Association of the Issuer are filed with the Trade and Company Registrar of the District Court of Luxembourg.

The Issuer’s registered office is at 75, route de Longwy, L-8080 Bertrange.

The Issuer’s authorised capital is fixed at €39,775,025 divided into 1,591,001 shares with a par value of €25, each of which is fully paid up.

The Issuer’s payment obligations in respect of Fixed Interest Amounts, Accrued Interest, Discounted Interest Amounts or, as the case may be, Additional Interest Amounts under the Notes or Coupons are unconditionally and irrevocably guaranteed by the Guarantor.

The Issuer’s obligations in respect of the (Exchange Rights) pursuant to Condition 6, redemption of the Notes and delivery of Exchange Property pursuant to Conditions 5(a) and 5(c) (other than, in any such case, payment of any Accrued Interest or Discounted Interest Amount) and in respect of Additional Interest Amounts are secured in favour of the Trustee for the benefit of itself and the Noteholders, subject as provided in these Conditions and the Transaction Documents, pursuant to the Trust Deed as follows:

(i)            by an assignment by way of security of all the Issuer’s rights, title and interest in and to the Securities Lending Agreement;

(ii)           by an assignment by way of security of all the Issuer’s rights, title and interest in and to the Agency Agreement, including the Issuer’s rights to any sums held by the Principal Paying and Exchange Agent under or pursuant to the Agency Agreement to meet payments due in respect of the Notes;

(iii)          by a share pledge agreement (governed by Swedish law)(the “Share Pledge Agreement”) dated 7 August 2003 between the Issuer, the Trustee and Nordea Bank Sverige AB (publ) and a first fixed charge over all Tele2 B Shares repaid by Deutsche Bank AG London pursuant to the Securities Lending Agreement (which are not otherwise charged by means of the Share Pledge Agreement); and

(iv)          a first fixed charge over all other property comprising Exchange Property from time to time.

The Issuer’s obligations in respect of Fixed Interest Amounts, Accrued Interest and Discounted Interest Amounts are secured in favour of the Trustee for the benefit of itself and the Noteholders, subject as provided in these Conditions and the Transaction Documents by a security agreement (governed by New York law) dated 7 August 2003 between the Issuer and the Trustee granting a security interest in U.S. Treasury Securities, which security interest will be perfected by the terms of a Control Agreement.

Exh 2.2-79

Schedule 3
Provisions for Meetings of Noteholders

Interpretation

1              In this Schedule:

1.1          references to a meeting are to a meeting of Noteholders and include, unless the context otherwise requires, any adjournment

1.2          “agent” means a holder of a voting certificate or a proxy for a Noteholder

1.3          “block voting instruction” means an instruction issued in accordance with paragraphs 8 to 14

1.4          “Extraordinary Resolution” means (i) a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast or (ii) a written resolution signed by or on behalf of the holders of not less than 90 per cent. of principal amount of Notes outstanding

1.5          “voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14

1.6          “24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying and Exchange Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid

1.7          “48 hours” shall mean a period of 48 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying and Exchange Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid and

1.8          references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in principal amount of the Notes for the time being outstanding.

Powers of meetings

2              A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

2.1          to sanction any proposal by the Issuer, the Guarantor or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer or the Guarantor, whether or not those rights arise under this Trust Deed

2.2          to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, Notes or other obligations or securities of the Issuer, the Guarantor or any other entity

Exh 2.2-80

2.3          to assent to any modification of this Trust Deed, the Transaction Documents and the Agency Agreement or the Notes or the Coupons proposed by the Issuer, the Guarantor or the Trustee

2.4          to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution

2.5          to give any authority, direction or sanction required to be given by Extraordinary Resolution

2.6          to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution

2.7          to approve a proposed new Trustee and to remove a Trustee

2.8          to approve the substitution of any entity for the Issuer or the Guarantor (or any previous substitute) as principal debtor or guarantor under this Trust Deed and

2.9          to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes or the Coupons provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.8 or for the purpose of making a modification to the Transaction Documents, the Agency Agreement or the Notes which would have the effect of:

(i)            modifying the maturity of the Notes or the dates on which interest is payable on them or

(ii)           reducing or cancelling the principal amount of, or Fixed Interest Amounts or Additional Interest Amounts payable on, or varying the method of calculating the rate of such interest or reducing the minimum rate of such interest on, the Notes or

(iii)          changing the currency of payment in respect of the Notes or

(iv)          modifying or cancelling the Guarantee or

(v)           modifying or cancelling the Exchange Rights or the security in respect of the Exchange Rights or

(vi)          modifying or cancelling any rights relating to Mandatory Exchange of the Notes or

(vii)         modifying the provisions in this Schedule concerning the quorum required at a meeting or the majority required to pass an Extraordinary Resolution or

(viii)        amending this proviso.

Convening a meeting

3              The Issuer, the Guarantor or the Trustee may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent in principal amount of the Notes for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

4              At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to

Exh 2.2-81

be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.

Arrangements for voting

5              If a holder of a Note wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying and Exchange Agent or to the order of a Paying and Exchange Agent with a bank or other depositary nominated by the Paying and Exchange Agent for the purpose. The Paying and Exchange Agent shall then issue a voting certificate in respect of it.

6              A voting certificate shall:

6.1          be a document in the English language

6.2          be dated

6.3          specify the meeting concerned and the serial numbers of the Notes deposited and

6.4          entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Notes.

7              Once a Paying and Exchange Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either:

7.1          the meeting has been concluded or

7.2          the voting certificate has been surrendered to the Paying and Exchange Agent.

8              If a holder of a Note wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Note for that purpose with a Paying and Exchange Agent or to the order of a Paying and Exchange Agent with a bank or other depositary nominated by the Paying and Exchange Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying and Exchange Agent how those votes are to be cast. The Paying and Exchange Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited.

9              A block voting instruction shall:

9.1          be a document in the English language

9.2          be dated

9.3          specify the meeting concerned

9.4          list the total number and serial numbers of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it

9.5          certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 8, 11 and 14 and

9.6          appoint a named person (a “proxy”) to vote at that meeting in respect of those Notes and in accordance with that list.

A proxy need not be a Noteholder.

Exh 2.2-82

10           Once a Paying and Exchange Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes:

10.1        it shall not release the Notes, except as provided in paragraph 11, until the meeting has been concluded and

10.2        the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.

11           If the receipt for a Note deposited with a Paying and Exchange Agent in accordance with paragraph 8 is surrendered to the Paying and Exchange Agent at least 48 hours before the time fixed for the meeting, the Paying and Exchange Agent shall release the Note and exclude the votes attributable to it from the block voting instruction.

12           Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy’s appointment.

13           A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Noteholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying and Exchange Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.

14           No Note may be deposited with or to the order of a Paying and Exchange Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

Chairman

15           The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

16           The chairman may, but need not, be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

17           The following may attend and speak at a meeting:

17.1        Noteholders and agents

17.2        the chairman

17.3        the Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers.

17.4        any other person approved by the meeting or the Trustee

No-one else may attend or speak.

Exh 2.2-83

Quorum and Adjournment

18           No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

19           One or more Noteholders or agents present in person and representing the following proportions of the principal amount of the Notes outstanding shall be a quorum:

19.1        in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent

19.2        in any other case, only if they represent the proportion of the Notes shown by the table below.

Column 1	Column 2	Column 3
Purpose of meeting	Any meeting except one referred to in column 3 Required proportion	Meeting previously adjourned through want of a quorum Required proportion
To pass a special quorum resolution	75 per cent.	25 per cent.
To pass any other Extraordinary Resolution	50 per cent.	No minimum proportion
Any other purpose	10 per cent	No minimum proportion

20           The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

21           At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

22           Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Guarantor, the Trustee or one or more persons representing 2 per cent of the principal amount of the Notes outstanding.

23           Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

Exh 2.2-84

24        If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

25        A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

26        On a show of hands every person who is present in person and who produces a Note or a voting certificate or is a proxy has one vote. On a poll every such person has one vote for each SEK 14,250 principal amount of Notes so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

27        In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Written Resolution

28        A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Notes for the time being outstanding shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Noteholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders.

Effect and Publication of an Extraordinary Resolution

29        An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

30        Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Trustee’s Power to Prescribe Regulations

31        Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

Exh 2.2-85

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.

EXECUTED as a deed
by MILLICOM TELECOMMUNICATIONS S.A.
acting by :

JOHN RATCLIFFE	MARC BEULS

Director	Director

EXECUTED as a deed
by MILLICOM INTERNATIONAL CELLULAR S.A.
acting by :

JOHN RATCLIFFE	MARC BEULS

Director	Director

THE COMMON SEAL of DEUTSCHE TRUSTEE COMPANY LIMITED was affixed in the presence of:

CAROL A. MORRIS	CRAIG G.R. HOEPFL

SEAL

Exh 2.2-86